UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO.1

                                       TO

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or 12(g)
                     of the Securities Exchange Act of 1934

                                 NESTOR PARTNERS
             (Exact name of registrant as specified in its charter)

             NEW JERSEY                                 22-2149317
-------------------------------------            -------------------------
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)



                       c/o MILLBURN RIDGEFIELD CORPORATION
                             411 West Putnam Avenue
                          Greenwich, Connecticut 06830
                          ----------------------------
               (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (203) 625-7554

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                          Limited Partnership Interests

                        -------------------------------
                                (Title of Class)

                                                TABLE OF CONTENTS


Item 1.  Business.................................................................................................1

Item 2.  Financial Information...................................................................................12

Item 3.  Properties..............................................................................................27

Item 4.  Security Ownership of Certain Beneficial Owners and Management..........................................27

Item 5.  Directors and Executive Officers........................................................................28

Item 6.  Executive Compensation..................................................................................31

Item 7.  Certain Relationships and Related Transactions..........................................................32

Item 8.  Legal Proceedings.......................................................................................33

Item 9.  Market Price of and Dividends on the Partnership's Common Equity and Related Stockholder Matters........33

Item 10.  Recent Sales of Unregistered Securities................................................................33

Item 11.  Description of Registrant's Securities to be Registered................................................35

Item 12.  Indemnification of Directors and Officers..............................................................36

Item 13.  Financial Statements and Supplementary Data............................................................36

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...................37

Item 15.  Financial Statements and Exhibits......................................................................37

NESTOR PARTNERS ORGANIZATIONAL CHART

         The selling agents, futures brokers and foreign exchange dealers are not affiliated with Millburn Ridgefield Corporation, the general partner of Nestor Partners, or with Nestor Partners itself.

                       Millburn Ridgefield Corporation
                                      |
                                      |
                                      |  Limited Partnership
                                      |  Agreement
                                      |
                                      |
                                      |
                  Selling             |
                  Agreements          |
  Selling Agents              Nestor Partners
                                      |
                                      |
                                      |  Customer
                                      |  Agreements
                                      |
                                      |
                               Futures Brokers
                                     and
                              Foreign Exchange
                                   Dealers
                                      |
                                      |

                               Global Futures
                                     and
                               Forward Markets

ITEM 1.           BUSINESS.

         (a) General Development of Business.

         Nestor Partners (the "Partnership") is a limited partnership organized December 13, 1976 under the New Jersey Uniform Limited Partnership Act. The general partner of the Partnership is Millburn Ridgefield Corporation, a Delaware corporation (the "General Partner").

         The Partnership's business is trading a diversified portfolio of futures, forward and related option contracts on currencies, metals, financial instruments, stock indices, energy and agricultural commodities. Approximately 30%-45% of the Partnership's trading, measured by the General Partner's assessment of risk, currently takes place in the currency markets. The Partnership began its trading activities in February 1977. All trading decisions are made by the General Partner.

         The General Partner was organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization which has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. The General Partner has been registered

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

with the Commodity Futures Trading Commission ("CFTC") as a "commodity pool operator" since July 1, 1982 and as a "commodity trading advisor" since September 13, 1984 and is a member of National Futures Association. The Millburn Corporation, an affiliate of the General Partner, performs certain accounting, administrative and operating functions for the Partnership and other commodity pools and investment partnerships managed by the General Partner.

         As of March 31, 2004, the aggregate net asset value of the Partnership was $232,571,943. The value at March 31, 2004 of a limited partner's initial $1,000 investment in the Partnership on February 1, 1977 would be $41,723, based on the actual rate of return a limited partner's investment in the Partnership would have recognized, net of the highest charges applicable to a limited partner, during each month in the calculation period from February 1977 to March 31, 2004.

         The Partnership's fiscal year ends on December 31.

         The Partnership will terminate on October 31, 2017 or upon the prior withdrawal, insolvency or dissolution of the General Partner or occurrence of any event legally requiring termination.

         The Partnership is not a registered investment company or mutual fund. Accordingly, investors in the Partnership do not have the protections afforded by the Investment Company Act of 1940, as amended.

         (b) Financial Information about Segments.

         The Partnership's business constitutes only one segment, a speculative commodity pool. The Partnership does not engage in sales of goods and services.

         (c) Narrative Description of Business.

GENERAL

         The Partnership trades futures and forward contracts and related options. The Partnership trades, pursuant to the General Partner's Diversified Portfolio, in from thirty to over fifty markets in the following six sectors: currencies, precious and industrial metals, financial instruments, stock indices, agricultural commodities and energy. Currencies currently account for approximately 30%-45% of the Partnership's portfolio.

         The General Partner's Diversified Portfolio is not a distinct trading strategy. Rather, it is a broad grouping of futures and forward markets to which the General Partner applies its trading method. The objective of the General Partner's trading method is to participate in major sustained price moves in the markets traded. The General Partner regards its approach as long-term in nature. The General Partner makes trading decisions pursuant to its trading method, which includes technical trend analysis, certain non-trend-following technical systems, and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

         The General Partner is continuously engaged in an ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products. A computerized infrastructure supports the General Partner's research efforts and allows departments to coordinate and communicate effectively. The General Partner's in-house computerized database has been updated continuously since its introduction in 1975.

         The first step in the General Partner's trading method is developing intermediate- to long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Over the last 30 years, the General Partner has developed hundreds of trading systems. These `heritage' systems are augmented from time to time with the results of research. The General Partner tests the full range of the systems in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. It then calculates
(i) the profitability of the systems and (ii) a number of statistics designed to identify high quality profits such as (a) the percentage of profitable trades,
(b) the worst losses experienced, (c) the average giveback of maximum profits on profitable trades and (d) Sharpe ratio (risk adjusted returns).

         Since the early 1980's the General Partner has selected up to four systems in each market after a review of statistical data for the heritage systems in an effort to diversify away from reliance on a single system in a market. The General Partner has attempted to select systems with different characteristics to smooth the return stream from the market. The General Partner then selects its portfolio weightings taking into account statistical data on the systems' returns in each market, liquidity constraints and the General Partner's judgment and experience. The General Partner enhanced this process through the implementation of its System Selection Algorithm and Portfolio Allocation Algorithm in 2000.

         Because there are hundreds of systems in the General Partner's heritage universe of systems, there are billions of potential combinations of systems for each market. The System Selection Algorithm simulates these potential combinations and searches for both an optimal number and combination of systems in each market. The number of systems ranges from 5 to 8, and the combination selected will maximize Sharpe ratio, a risk adjusted measure of returns, subject to minimum levels of diversification among systems in the group.

         The System Allocation Algorithm is rerun whenever new systems become available for inclusion in the system universe.

         The Portfolio Allocation Algorithm was designed to select a portfolio with what the General Partner believes to be `optimal' risk/reward statistics - Sharpe ratio, volatility and drawdown. It is designed to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit. There are currently over 30 markets included in the Portfolio Allocation Algorithm universe for potential allocation - markets deemed `tradable'. Using return streams for each market (generated by the system combination selected by the System Selection Algorithm), the Portfolio Allocation Algorithm simulates approximately 100 million potential combinations of risk allocations. Each market and sector in the universe is constrained to a maximum allocation based on real-world considerations. In any single market, the constraints are based primarily on liquidity and market access. Sectors are constrained largely by externally imposed portfolio considerations, such as would occur in a "financial only", a "currency only" or a "commodity oriented" portfolio. No minimum allocation is specified, so markets can (and do) have allocations of zero. The Portfolio Allocation Algorithm reallocates the portfolio when called-for changes exceed certain thresholds. Its proposed allocations are reviewed by the General Partner's Asset Allocation Committee and the Committee may make adjustments in such allocations using its judgment and experience.

         The systems implemented by the research staff generate signals which the trading department executes and monitors in more than thirty currency and futures markets on a 24-hour global basis. The face value of the trades executed by the trading department currently is in excess of $40 billion per year. The trade implementation process is facilitated by the computerization of support functions. These functions include (1) position accounting, (2) profit and loss statements, (3) trading system signal sheets and (4) portfolio adjustments. Also, a system of checks and balances is in place to guard against errors. Examples are multiple confirmations of executed trades and review of positions by both the trading staff and the senior officers of the General Partner.

RISK MANAGEMENT

         Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, oil would be more risky if prices are moving in a 5% daily range than if prices are moving in a 1% daily range. In assessing market volatility as a means of monitoring and evaluating risk, the General Partner uses its volatility overlay as a part of individual market risk management. This system is designed to measure the risk in the portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. The General Partner's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to the systematic strategies described above. A secondary benefit of the volatility overlay can be timely profit taking. Because markets tend to become more volatile after a profitable trend has been long underway, the volatility overlay often signals position reductions before trend reversals.

         In addition to the volatility overlay, the General Partner's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts to improve the quality of profits by reducing volatility, as described in the discussion of the Portfolio Allocation Algorithm above.

         Additional money management principles applicable to the portfolio as a whole include: (1) limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets, though the amount may at any time be substantially higher; (2) prohibiting pyramiding -- that is, using unrealized profits in a particular market as margin for additional positions in the same market; and (3) changing the equity used for trading by an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

         Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the General Partner considers the drawdown too severe, it reduces the leverage or portfolio size. There are, however, no restrictions on the amount of leverage the General Partner may use at any given time.

         Decisions whether to trade a particular market require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

         The General Partner employs discretion in the execution of trades where trader expertise plays a role in timing of orders and, from time to time, may adjust the size of a position, long or short, in any given market indicated by its systematic trading strategies. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

         With respect to the execution of trades, the General Partner may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers.

MARKET SECTORS

         The markets traded by the Partnership change from time to time. Currently, these markets include, by sector: currencies (British Pound, Euro, Japanese Yen, Swiss Franc, Canadian Dollar, Korean Won, Mexican Peso, Czech Koruna, Australian Dollar, Norwegian Krone, Singapore Dollar, South African Rand, New Zealand Dollar); metals (aluminum, copper, gold, zinc); financial instruments (short-term Eurodollar deposits, short-term Euro Yen deposits, German 5 and 10-year Euro bonds, Tokyo yen bonds, U.S. Treasury bonds, U.S. Treasury 5 and 10-year notes); stock indices (Hong Kong Hang Seng, S&P 500, E Mini NASDAQ 100, Topix Index, Japanese Nikkei; German DAX); energy (crude oil, gas oil, heating oil, natural gas, unleaded gas); and agricultural commodities (coffee, cotton, corn).

PARTNERSHIP FUNDS

         Partnership funds are used to engage in the Partnership's trading activities and as reserves to support that trading. The General Partner estimates that it will commit approximately 15% to 35% of the Partnership's net assets as margin and collateral for futures and forward contracts, approximately 7% to 23% to be held in customer segregated funds accounts in accordance with the requirements of the Commodity Exchange Act and CFTC regulations thereunder. However, from time to time the percentage of assets committed as margin and collateral may be substantially more or less than such range.

         The Partnership utilizes the services of various clearing and executing brokers in connection with its futures trading. The General Partner currently intends to clear trades through Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., and UBS Financial Services Inc., but may execute or clear some or all of the Partnership's trades through other brokerage firms without notice to the limited partners. The General Partner may execute or clear trades through brokerage firms which are also selling agents.

         In connection with the Partnership's forward trading Partnership funds will be kept on deposit with the banks and forward dealers with which the Partnership trades in the form of cash or U.S. government securities. Such funds are generally not protected by the same customer funds segregation requirements imposed on CFTC-regulated brokers. However, the Partnership intends to engage in forward trading only with Morgan Stanley & Co. Inc., Deutsche Bank AG, Dresdner Bank, Merrill Lynch, Pierce, Fenner & Smith, Inc. and other large, well-capitalized banks and dealers.

         The General Partner estimates that 90% or more of the Partnership's assets, including the assets used to satisfy margin and collateral requirements, will be invested in U.S. Treasury bills or notes or other CFTC-authorized investments or held in bank or bank money market accounts. All interest earned on Partnership assets will accrue to the Partnership. The balance of the Partnership's assets will be held in cash in the Partnership's commodity brokerage accounts and will be used for trading which requires cash for margin and to avoid daily buying and selling of government securities. The Partnership will make no loans, whether by direct loan, commercial paper purchase or other form of loan, to the General Partner, any affiliate or employee of the General Partner or any other party, and will not invest in equity securities without prior notice to limited partners. The General Partner will not commingle the property of the Partnership with the property of any other person or entity.

FINANCIAL AND TAX ALLOCATIONS

Financial Allocations

         Each partner has a capital account, and its initial balance is the amount of his contribution to the Partnership. Each contribution made by such partner is a separate interest (individually an "Interest" and collectively "Interests"). The aggregate of all Interests for an individual partner comprises the individual partner's capital account. There is also a new profit memo account which is credited with the General Partner's profit share on redeemed limited partnership Interests in the Partnership and any excess of the General Partner's profit share over the Partnership's taxable gains at year-end. The Net Assets of the Partnership are determined monthly, and any increase or decrease from the end of the preceding month, adjusted for subscriptions and redemptions and before deduction for brokerage commissions payable to the General Partner and the General Partner's profit share, is added to or subtracted from the accounts (including the new profit memo account) of the partners in the ratio that each account bears to all accounts. Brokerage commissions payable are charged monthly to each partner's capital account based on the amount of brokerage commissions each partner pays the General Partner. The General Partner's profit share is accrued monthly and charged annually from each partner's Interest based on the amount of profit share each Interest pays the General Partner. However, for limited partners' withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year end and any profit share accrued shall be charged as of the withdrawal date.

Federal Tax Allocations

         At the end of each fiscal year the Partnership's taxable capital gain or loss (including gains and losses on open positions in regulated futures contracts which are "marked-to-market" at the end of the Partnership's fiscal year) and ordinary income and expense are allocated among the partners for tax purposes, and each partner who is a United States citizen or resident is required to include on his personal income tax return his distributive share of such items. Items of operating income such as interest and items of operating expense such as legal, accounting and filing fees that accrued during each month will be allocated among the persons who were partners during each month in the ratio that each partner's capital account bears to all partners' capital accounts.

         Net capital gain is allocated first to the General Partner up to the amount of the General Partner's profit share for the year and then up to the amount of any balance in the new profit memo account. Net capital gain is next allocated to each partner who has redeemed all or a portion of his Interests during the year to the extent that the amount received on redemption exceeds the partner's Tax Basis. A partner's Tax Basis is the amount paid for the Interests redeemed plus net taxable income less taxable losses previously allocated to such Interests and less amounts previously distributed to the partner with respect to the redeemed Interests. Remaining net capital gain is allocated among the partners whose capital accounts have increased from their Tax Basis. The allocation to each partner is in the ratio that his increase bears to all partners' increases. Net capital gain remaining is allocated to each partner in the ratio that his capital account value bears to the total capital account value of all partners.

         Net capital loss is allocated first to each limited partner who has redeemed all or a portion of his Interests during the year to the extent that the amount the partner's Tax Basis for the Interests redeemed exceeds the amount received on redemption. Remaining net taxable capital loss is allocated among the partners whose capital accounts have decreased from their Tax Basis. The allocation to each partner is in the ratio that his decrease bears to all partners' decreases. Net capital loss remaining is allocated to each partner in the ratio that his capital account value bears to the total capital account value of all partners.

CONFLICTS OF INTEREST

         The General Partner has a conflict of interest between its fiduciary duty to the Partnership as General Partner and its selection of itself as the Partnership's trading advisor. The General Partner will not appoint any other trading advisor for the Partnership even if doing so might be in the Partnership's best interest.

         The General Partner has an incentive to trade futures in low volume because floor brokerage costs and clearing fees in respect of the Partnership, which are generated on a per-trade basis, are paid in part out of the flat-rate commissions paid to the General Partner by limited partners who acquire their Interests through selling agents. The more futures transactions the General Partner executes on behalf of the Partnership, the more expenses it will incur (without additional compensation). The General Partner has a similar incentive to trade in the forward markets, where it would not incur such execution costs.

         The General Partner has a conflict of interest in determining whether to make distributions to the limited partners, as the brokerage commissions paid the General Partner will be higher if no distributions are made. Due in part to the availability of periodic redemptions, the General Partner does not currently intend to make any distributions to limited partners.

         The General Partner directs the trading of a large amount of assets in the futures and forward markets, and the General Partner and its principals will have incentives (financial or otherwise) to favor other accounts which they manage over the Partnership in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade with different leverage and in different portfolios and will, from time to time, compete for the same positions with the Partnership. Nevertheless, it is the General Partner's policy to trade all comparable accounts in the same manner.

         The General Partner may have a conflict of interest in rendering advice to the Partnership because of other accounts managed or traded by it, including accounts owned by its principals, which may be traded differently from the Partnership's account. The records of the General Partner's other customer accounts will not be made available to limited partners.

         The General Partner may engage selling agents of the Partnership's Interests to act as Partnership executing or clearing brokers as well. The General Partner may have a conflict of interest between selecting brokers on the basis of the futures brokerage services they provide the Partnership and the distribution services they provide, which may increase the overall revenue to the General Partner. Nevertheless, the General Partner reviews the Partnership's brokerage arrangements periodically and believes that its arrangements are fair, reasonable and competitive and that they represent the best price and services available, taking into consideration, among other things, the size and trading activities of the Partnership's account at each broker, the services provided, and the costs, expenses and risks borne by the brokers, the Partnership and the General Partner.

         The General Partner, the Partnership's brokers and their respective principals, affiliates and employees may trade in the commodity markets for their own accounts and the accounts of their clients, and in doing so may take positions opposite to those held by the Partnership or may be competing with the Partnership for positions in the marketplace. Records of this trading are not available for inspection by limited partners. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Partnership.

         Because the General Partner, the Partnership's brokers and their respective affiliates, principals and employees may trade for their own respective accounts at the same time that they are managing the Partnership's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Partnership.

CHARGES

    Brokerage Commissions

       Interests offered through the    In  respect  of  limited   partners  who
       General Partner                  acquire  their  Interests   through  the
                                        General  Partner,  the Partnership  pays
                                        the    General     Partner     brokerage
                                        commissions  at a fixed  monthly rate of
                                        0.167%  of the  Partnership's  month-end
                                        Net Assets (defined below)  attributable
                                        to each such limited  partner's  capital
                                        account  (2% per  annum)  plus an amount
                                        equal to the brokerage  commissions  and
                                        fees payable to clearing  and  executing
                                        brokers, estimated at approximately 0.5%
                                        per annum of the Partnership's month-end
                                        net  assets,  attributable  to each such
                                        limited partner's proportionate interest
                                        in the Partnership.  The General Partner
                                        in  turn   bears   all  such   brokerage
                                        commissions and fees.

       Interests offered through        In  respect  of  limited   partners  who
       Selling Agents                   acquire their Interests  through selling
                                        agents, the Partnership pays the General
                                        Partner brokerage commissions at a fixed
                                        monthly    rate   of   0.458%   of   the
                                        Partnership's month-end Net Assets (5.5%
                                        per annum)  attributable to such limited
                                        partners' capital accounts.  The General
                                        Partner  in  turn  bears  all  brokerage
                                        commissions and fees payable to clearing
                                        and  executing  brokers,   estimated  at
                                        approximately  0.5%  per  annum  of  the
                                        Partnership's   month-end   net  assets,
                                        attributable  to such limited  partners'
                                        proportionate     interest     in    the
                                        Partnership, as well as all compensation payable to the selling agents of up to 2.5% per annum of an Interest's average month-end value.

                                        The Partnership pays any other trading expenses incurred in connection with Partnership trading.

                                        For the year ended  December  31,  2003,
                                        the Partnership paid the General Partner
                                        $5,378,592 in brokerage commissions. The
                                        General    Partner    in    turn    paid
                                        approximately   $758,626  in   brokerage
                                        commissions to executing and clearing brokers.

       "Bid-Ask" Spreads                In    addition    to    the    brokerage
                                        commissions,    the   Partnership   pays
                                        "bid-ask"   spreads   on   its   forward
                                        currency  trades.  No brokerage fees are
                                        ordinarily  assessed on forward  trading
                                        because   the   forward    markets   are
                                        "principal" markets in which execution costs are effectively included in the pricing of the contracts purchased and sold. The Partnership pays substantial
                                        "bid-ask"  spreads on its forward trades
                                        -- these spreads represent a significant execution cost of the Partnership.

                                        Because  execution costs are included in
                                        the pricing of the  contracts  purchased
                                        and  sold,   it  is  not   possible   to
                                        calculate the "bid-ask" spreads paid by the Partnership in connection with its currency trading.

       Profit Share                     The  General  Partner  receives a profit
                                        share from the  Partnership,  calculated
                                        separately with respect to each Interest
                                        as of the end of a fiscal  year (or when
                                        all or a  portion  of such  Interest  is
                                        redeemed).   The  profit   share,   with
                                        respect to each Interest,  equals 20% of
                                        any increase in Trading Profits over the
                                        previous  high point in Trading  Profits
                                        as of a date on which a profit share was
                                        paid with  respect to such  Interest (or
                                        $0 if no profit share has been paid with
                                        respect  to  such   Interest).   Trading
                                        Profits  means,  with  respect  to  each
                                        Interest,  the  cumulative  gain  in the
                                        value    of   such    Interest,    after
                                        subtraction of all brokerage commissions and administrative expenses.

                                        Because    investors    will    purchase
                                        Interests  at  different  times they may
                                        recognize  different  amounts of Trading
                                        Profits. Each limited partner will pay a
                                        profit  share  only on  Trading  Profits
                                        applicable to its  Interests.  Investors
                                        who  make  multiple  investments  in the
                                        Partnership    will   receive   separate
                                        Interests for purposes of tracking the profit share.

                                        The General Partner, its employees and affiliates and certain limited partners may not be subject to charges in excess of actual clearing and execution costs and administrative expenses and may not be charged a profit share.

                                        For the year ended  December  31,  2003,
                                        $668,526 in profit shares were allocated from the limited partners to the General Partner.

       Administrative Expenses          The  Partnership  pays  periodic  legal,
                                        accounting  and filing fees, but only up
                                        to an  annual  maximum  of 1/4 of 1% per
                                        annum  of  the  average   month-end  Net
                                        Assets of the Partnership,  a portion of
                                        which is paid to, and  retained  by, The
                                        Millburn  Corporation,  an  affiliate of
                                        the  General  Partner,   for  accounting
                                        services  provided  to the  Partnership.
                                        Any excess of such  expenses over 1/4 of
                                        1%  per   annum  of  the   Partnership's
                                        average month-end Net Assets will be borne by the General Partner.

                                        For the year ended  December  31,  2003,
                                        the  Partnership  incurred  $456,873  in
                                        administrative    expenses,   of   which
                                        $321,361  was  paid  or  payable  to The
                                        Millburn   Corporation   for   providing
                                        accounting services to the Partnership.

       Extraordinary                    Expenses  The  Partnership  will pay any
                                        taxes    or    extraordinary    expenses
                                        applicable to it.

       Redemption charges               Interests  sold through  selling  agents
                                        engaged  by  the  General   Partner  are
                                        generally subject to a 2.5% redemption charge for redemptions made prior to the end of the twelfth month following their sale. The redemption charge is, however, reduced to 0 in equal monthly increments over such twelve month period.

     Selling Agents                     The General Partner will pay any selling
                                        agents  from its own funds  all  selling
                                        commissions due to the selling agents in
                                        respect of the  Interests.  Such selling
                                        commissions may be in the form of (i) an
                                        upfront  payment  of up to  2.5%  of the
                                        subscription  amount and, beginning with
                                        the thirteenth  month following the sale
                                        of an Interest,  ongoing compensation of
                                        up  to   0.20833%   of   an   Interest's
                                        month-end  value  (2.5% per  annum),  or
                                        (ii)  ongoing   compensation  of  up  to
                                        0.20833%  of  an  Interest's   month-end
                                        value (2.5% per annum) beginning with the month of the sale of the Interest.

         Net Assets of the Partnership means the sum of all cash, plus U.S. Treasury bills and notes or other securities at cost plus accrued interest, plus the liquidating value of all open commodity positions maintained by the Partnership, less all liabilities of the Partnership determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

         The brokerage commissions, net of actual execution and clearing costs and compensation paid to selling agents will be retained by the General Partner (estimated at 2.00% to 2.50% of average month-end Net Assets on an annual basis).

         The General Partner may also waive or reduce its brokerage commission or profit share in respect of any limited partner. Any such waiver will have no impact on any other limited partner or entitle any other limited partner to a similar waiver or reduction.

REGULATION

         Under the Commodity Exchange Act, as amended (the "CEA"), commodity exchanges and futures trading are subject to regulation by the CFTC. National Futures Association ("NFA"), a "registered futures association" under the CEA, is the only non-exchange self-regulatory organization for futures industry professionals. The CFTC has delegated to NFA responsibility for the registration of "commodity trading advisors," "commodity pool operators," "futures commission merchants," "introducing brokers" and their respective associated persons and "floor brokers" and "floor traders." The CEA requires commodity pool operators and commodity trading advisors, such as the General Partner, and commodity brokers or futures commission merchants to be registered and to comply with various reporting and record keeping requirements. The CFTC may suspend a commodity pool operator's or trading advisor's registration if it finds that its trading practices tend to disrupt orderly market conditions or in certain other situations. In the event that the registration of the General Partner as a commodity pool operator or a commodity trading advisor were terminated or suspended, the General Partner would be unable to continue to manage the business of the Partnership. Should the General Partner's registration be suspended, termination of the Partnership might result.

         In addition to such registration requirements, the CFTC and certain commodity exchanges have established limits on the maximum net long or net short position which any person may hold or control in particular commodities. Most exchanges also limit the changes in futures contract prices that may occur during a single trading day. Currency forward contracts are not subject to regulation by any United States government agency.

         Regulation S-K Item 101(c)(1)(i) through (xii) - not applicable.

         (xiii) the Partnership has no employees.

         (d) Financial information about geographic areas.

         The Partnership does not engage in material operations in foreign countries (although it does trade from the United States in foreign currency forward contracts and on foreign futures exchanges), nor is a material portion of its revenues derived from foreign customers.

ITEM 2.           FINANCIAL INFORMATION.

         (a) Selected Financial Data.



         The information for the Three Months Ended March 31, 2004 in the first table below has been derived from the unaudited financial statements of the Partnership. The information for the Years Ended December 31, 2003, 2002, 2001, 2000 and 1999 in the first table below has been derived from the audited financial statements of the Partnership. The information in the second table below has been derived from financial records underlying the financial statements of the Partnership.


------------------------------------------------------------------------------------------------------------------------------------
                        For the Three      For the Year      For the Year      For the Year      For the Year      For the Year
                        Months Ended       Ended             Ended             Ended             Ended             Ended
                        March 31, 2004     December 31, 2003 December 31, 2002 December 31, 2001 December 31, 2000 December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
Income Statement Items:

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Interest income                 $555,259          $2,061,312        $2,985,561        $7,983,764        $9,145,428      $10,850,375
------------------------------------------------------------------------------------------------------------------------------------
Total net realized and
unrealized gains (losses)*   $10,232,385          $6,747,761       $38,834,784       $(9,865,332)      $21,012,397      $(3,879,622)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Expenses:

------------------------------------------------------------------------------------------------------------------------------------
Brokerage commissions         $1,452,832          $5,378,592        $4,580,773        $5,834,846        $6,254,028       $8,686,077
------------------------------------------------------------------------------------------------------------------------------------
Administrative expenses         $149,500            $456,873          $393,610          $422,147          $427,852         $557,203
(including custody fees)
------------------------------------------------------------------------------------------------------------------------------------
Profit share                    $976,081            $668,526        $3,393,398           $65,922        $3,379,278         $220,197
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Net Income (loss)             $8,209,231          $2,305,082       $33,452,564       $(8,204,483)      $20,096,667      $(2,492,724)
                              ==========          ==========       ===========       ============      ===========      ============
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Items:

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total assets                $240,462,880        $214,486,737      $145,414,744      $155,687,931      $183,175,008     $205,538,713
                            ------------        ------------      ------------      ------------      ------------     ------------
------------------------------------------------------------------------------------------------------------------------------------
Total Partners' capital     $233,530,893        $210,664,198      $140,956,833      $153,581,240      $176,649,020     $204,515,353
                            ------------        ------------      ------------      ------------      ------------     ------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


* From Trading of futures and forward contracts, foreign exchange translation and U.S. Treasury obligations



                                 NESTOR PARTNERS
                                 MARCH 31, 2004

                 TYPE OF POOL: PRIVATELY-OFFERED, SINGLE-ADVISOR
                       INCEPTION OF TRADING: FEBRUARY 1977
                     AGGREGATE SUBSCRIPTIONS: $349.6 MILLION
                     CURRENT CAPITALIZATION: $232.5 MILLION
                   LARGEST MONTHLY DRAWDOWN: (12.04)% (10/99)
               WORST PEAK-TO-VALLEY DRAWDOWN: (20.36)% (6/99-9/00)

                         COMPOUND MONTHLY RATE OF RETURN


  ==================================================================================================================
        Month               2004             2003             2002           2001           2000          1999
  ------------------------------------------------------------------------------------------------------------------
       January             0.96%             3.68%           1.75%           0.39%         2.23%         (4.12)%
  ------------------------------------------------------------------------------------------------------------------
       February             3.16             6.16            (4.80)         (1.65)         (2.05)         2.85
  ==================================================================================================================


  ==================================================================================================================
        March              (1.33)           (8.55)            0.74           8.74          (4.66)         1.12
  ------------------------------------------------------------------------------------------------------------------
        April                               (0.17)           (3.50)         (5.20)          0.50          5.35
  ------------------------------------------------------------------------------------------------------------------
         May                                 9.01             6.52           1.57          (1.69)        (3.25)
  ------------------------------------------------------------------------------------------------------------------
         June                               (3.75)           13.00          (2.10)         (4.69)         5.51
  ------------------------------------------------------------------------------------------------------------------
         July                                1.58             5.58          (5.76)         (1.48)        (3.72)
  ------------------------------------------------------------------------------------------------------------------
        August                               1.71             1.24           3.27           3.10          0.90
  ------------------------------------------------------------------------------------------------------------------
      September                             (0.94)            5.77          (3.29)         (3.31)         0.66
  ------------------------------------------------------------------------------------------------------------------
       October                              (7.26)           (7.18)          4.27           4.53         (12.04)
  ------------------------------------------------------------------------------------------------------------------
       November                             (3.00)           (3.84)         (8.82)          6.21          2.14
  ------------------------------------------------------------------------------------------------------------------
       December                              3.98             6.65           1.71          14.66          2.69
  ------------------------------------------------------------------------------------------------------------------
    Annual Return          2.76%             0.92%           21.99%         (7.88)%        12.37%        (3.27)%
                          (3 mos.)
  ==================================================================================================================

         DRAWDOWN means losses experienced by the Partnership over a specified period.

         RATE OF RETURN for the Partnership is the actual rate of return that a limited partner's investment in the Partnership would have recognized, net of the highest charges applicable to a limited partner, during each month included in the calculation. This calculation is used instead of dividing net profit
(loss) by starting equity in order to avoid the distortions caused by the fact that limited partners pay different levels of charges and the fact that the General Partner, its employees and affiliates, which together account for a significant percentage of the capitalization of the Partnership, pay only actual clearing and execution costs and administrative expenses and no profit share.

         (b) Management's Discussion and Analysis of Financial Condition and Results of Operations.

         LIQUIDITY

         Most United States futures exchanges limit fluctuations in some futures contract prices during a single day by regulations referred to as "daily limits." During a single trading day no trades may be executed in such contracts at prices beyond the daily limit. Once the price of a futures contract has increased or decreased to the limit point, positions can be neither taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses. Also, the CFTC or exchanges may suspend or limit trading. Trading on non-United States exchanges may also be subject to price fluctuation limits and are otherwise subject to periods of significant illiquidity. Trading in the forward currency markets is not subject to daily limits, although such trading may be subject to periods of significant illiquidity.


         The Partnership's assets are generally held as cash or cash equivalents which are used to margin the Partnership's futures positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to daily price fluctuation limits, which are inherent in the Partnership's futures and forward trading, the Partnership's assets are highly liquid and are expected to remain so. During its operations through March 31, 2004, the Partnership experienced no meaningful periods of illiquidity in any of the numerous markets traded by the General Partner.


         CAPITAL RESOURCES

         The Partnership raises additional capital only through the sale of Interests. Partnership capital may also be increased by trading profits, if any.

         The amount of capital raised for the Partnership should not have a significant impact on its operations, as the Partnership has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and expenses. Within broad ranges of capitalization, the General Partner's trading positions should increase or decrease in approximate proportion to the size of the Partnership.

         RESULTS OF OPERATIONS

         The Partnership's success depends on the General Partner's ability to recognize and capitalize on market trends in different sectors of the world economy. Unlike most operating businesses, general economic or seasonal conditions have no direct effect on the profit potential of the Partnership, while, at the same time, its past performance is not necessarily indicative of future results.


January 1, 2004 to March 31, 2004

         The Partnership's net assets increased 10.85% in the first quarter of 2004. This increase was attributable to contributions of $17,501,816 and net income from operations of $9,185,312, which was partially offset by redemptions of $3,820,433.

         Brokerage fees are calculated on the net asset value on the last day of each month and are affected by trading performance and redemptions. Brokerage fees for the three months ended March 31, 2004 increased $327,838, relative to the corresponding period in 2003.

         The Partnership pays administrative expenses for legal, audit and accounting services, up to 0.25 of 1% per annum of the Partnership's average month-end net assets. Administrative expenses for the three months ended March 31, 2004 increased $52,306, relative to the corresponding period in 2003. The increase was attributable to an increase in the Partnership's net assets.

         Interest income is derived from cash and U.S. Treasury instruments held at the Partnership's brokers. Interest income for the three months ended March 31, 2004 increased $33,314, relative to the corresponding period in 2003. This increase was attributable to an increase in the Partnership's net assets, which was partially offset by a decrease in short-term Treasury yields.

         During the three months ended March 31, 2004, the Partnership achieved net realized and unrealized gains of $10,232,385 from its trading operations (including foreign exchange translations and Treasury obligations). Brokerage fees of $1,452,832, administrative expenses of $142,663, custody fees of $6,837 and an accrued profit share of $976,081 were incurred. Interest income of
$555,259 offset the Partnership's expenses resulting in net income of $8,209,231. An analysis of the trading gain (loss) by sector is as follows:

         Sector                                              % Gain (Loss)
         ------                                              -------------
         Currencies                                             (6.17)%
         Energies                                                0.85%
         Grains                                                  0.49%
         Interest rates                                          7.58%
         Metals                                                  0.75%
         Softs                                                    --
         Stock indices                                           1.19%
                                                         ----------------------

         Total                                                   4.69%
                                                         ======================

         A large profit derived from trading interest rate futures combined with small gains from stock index, energy, metals and agricultural commodity futures trading more than outweighed a sizable loss that was produced trading in foreign exchange markets.

         Long positions in U.S., European and Japanese interest rate futures were profitable as questions about the strength and sustainability of U.S. growth, given the lack of employment expansion, speculation about a possible European Central Bank rate cut to spur lagging economic activity, and persistent purchases of U.S. treasuries by Asian Central Banks following massive foreign exchange intervention pushed rates lower across the maturity spectrum.

         Low interest rates and an improving economic environment provided some lift to Japanese stock markets, and long positions in the NIKKEI and TOPIX index futures were profitable. On the other hand, political uncertainties in Hong Kong and growth concerns in Germany produced marginal losses on stock futures trades for those two countries.

         In the energy sector, a long position in unleaded gasoline and a long position in crude oil were marginally profitable, while long heating oil, London gas oil and natural gas positions generated small losses.

         A long copper position, benefiting from the China inspired global demand for base metals, was profitable, while a long gold position lost marginally. Increased worldwide demand for grains led to rising corn prices and a gain on a long corn position.

         On the other hand, trading of foreign exchange rates, which were volatile but non-directional for much of the period, generated sizable losses. Hence, aside from modest gains from long positions in commodity currencies (Australian and New Zealand dollars), a long sterling position relative to the Euro, and a long Euro trade against the Norwegian Krone, losses on the Partnership's currency positions were widespread.



2003

         During 2003, the Partnership achieved net realized and unrealized gains of $6,747,761 from its trading operations (including foreign exchange transactions and translations). Brokerage commissions of $5,378,592 and administrative expenses of $456,873 were incurred. The Partnership paid a profit share to the General Partner of $668,526. Interest income of $2,061,312 partially offset the Partnership's expenses resulting in net income after profit share of $2,305,082. An analysis of the trading gain (loss) by sector is as follows:

         Sector                                               % Gain (Loss)
         ------                                               -------------
         Interest Rate                                            0.18%
         Currencies                                               5.24%
         Stock Indices                                            3.28%
         Metals                                                   2.02%
         Energy                                                  (1.91)%
         Grains                                                  (1.69)%
         Softs                                                   (0.38)%
                                                              --------------

         Total                                                    6.74%
                                                              ==============

         The Partnership's performance was quite volatile throughout the year 2003. Substantial gains registered in January and February were largely erased in March, when major long term price trends in currencies, energy and interest rates reversed abruptly as the Iraq invasion moved from rhetoric to reality, and as traders and investors rushed to square positions, moving to the sidelines at least temporarily. Then, in May, as the initial phase of the Iraqi conflict was reaching a quicker then expected resolution, concern about large U.S. budget and trade deficits, unfavorable U.S. interest rate differentials, and Treasury Secretary Snow's apparent acquiescence to a weaker dollar, reignited a dollar selloff. At the same time, fears of deflation, and the Fed's continued easy monetary policy, produced a renewed fall in interest rates. These broad movements brought with them a sizable profit for the portfolio. However, after slightly favorable summer results, interest rate and energy markets succumbed to volatility without sustained trends, and the Partnership's trading in these markets resulted in losses outweighing gains from currency, stock index, and metals trading over the second half of 2003.

         On a sector basis, currency trading was profitable for 2003. Long positions in the euro and commodity currencies (South African rand, Australian and New Zealand dollars) were quite profitable as the U.S. currency fell. On the other hand, trading of Far Eastern currencies (yen, Korean won, and the Singapore dollar) produced losses, since heavy Central Bank intervention throughout the region counterbalanced much of the downward pressure on the U.S. unit and led to erratic rate fluctuations.

         The Partnership's net long position in stock futures was profitable due to a general up move in equities worldwide. Long gold and copper positions were profitable, particularly later in the year, as flight to safety and a weak dollar boosted gold prices, and as a weak dollar and surging industrial demand pushed copper prices upward.

         Energy prices were highly volatile during the year, particularly with the onset of hostilities in Iraq in March, and, hence energy trading generated losses in 2003.

         Interest rate trading was very profitable during the first half of 2003 when rates worldwide were continuing to trend downward. However, when that trend reversed abruptly in mid-June and was followed by erratic non-directional range trading, offsetting losses were experienced, especially during the September - December period.

         Lastly, trading of agricultural commodities produced losses throughout the year.

2002

         During 2002, the Partnership achieved net realized and unrealized gains of $38,834,784 from its trading operations (including foreign exchange transactions and translations). Brokerage commissions of $4,580,773 and administrative expenses of $393,610 were incurred. The Partnership paid a profit share to the General Partner of $3,393,398. Interest income of $2,985,561 partially offset the Partnership's expenses resulting in net income after profit share of $33,452,564. An analysis of trading gain (loss) by sector is as follows:

         Sector                                               % Gain (Loss)
         ------                                               -------------
         Interest Rate                                            18.15%
         Currencies                                               12.94%
         Stock Indices                                            1.74%
         Metals                                                  (0.38)%
         Energy                                                   0.18%
         Grains                                                   0.52%
         Softs                                                   (2.75)%
                                                              --------------

         Total                                                    30.40%
                                                              ==============

         The Partnership's net asset value advanced sharply in 2002 as interest rate trading and currency trading were highly profitable. Stock index and energy trading were also profitable, while trading of agricultural commodities and metals produced losses.

         Long positions in U. S., European, and Japanese interest rate futures generated sizable gains. Sluggish worldwide economic activity, the continuing plunge of stock prices and the flight to safety and quality prompted by geopolitical uncertainties triggered large, persistent capital flows into government bills, notes and bonds worldwide.

         The U. S. dollar weakened during 2002 because market participants came to doubt the likelihood of a quick economic recovery in America; because of mushrooming global political tensions; and because of the massive swing from surplus to deficit in the federal and state government budgets. Hence, the capital inflows that had supported the dollar, despite America's huge current account deficit, shrank and reversed. As a result, short dollar positions relative to the euro, Swiss franc were very profitable. A short dollar/long South African rand position was also profitable for the same reasons and also because gold prices were boosted by safe haven buying.

         Equity trading was moderately profitable due to short positions in German and U. S. equity futures. Meanwhile, long energy positions were slightly profitable as prices gained in the wake of Middle Eastern turmoil, particularly near year end.

         Despite strong profits from long gold positions, metals trading lost money as non-precious metals prices fluctuated erratically. Finally, in the agricultural sector, losses from trading sugar and cotton outweighed gains from trading corn.

2001

         During 2001, the Partnership suffered net realized and unrealized losses of $9,865,332 from its trading operations (including foreign exchange transactions and translations). Brokerage commissions of $5,834,846 and administrative expenses of $422,147 were incurred. The Partnership paid a profit share to the General Partner of $65,922. Interest income of $7,983,764 partially offset the Partnership's expenses resulting in a net loss of $8,204,483. An analysis of trading gain (loss) by sector is as follows:

         Sector                                               % Gain (Loss)
         ------                                               -------------
         Interest Rate                                            4.09%
         Currencies                                               1.10%
         Stock Indices                                            4.48%
         Metals                                                  (0.41)%
         Energy                                                  (11.86)%
         Grains                                                  (1.13)%
         Softs                                                   (1.97)%
                                                              --------------

         Total                                                   (5.70)%
                                                              ==============


         The Partnership registered a loss for the full year 2001. Energy trading, non-dollar cross currency trading, soft and agricultural commodity trading and metal trading produced losses. On the other hand, trading in interest rate futures, dollar currency positions, and stock index futures was profitable.

         Energy prices were highly volatile throughout the year, buffeted by the conflicting influences of slowing worldwide growth on the one hand, and OPEC's effort to support oil prices and Middle-East turmoil on the other. Consequently, the Partnership suffered losses on both long and short positions in crude oil trading most particularly, but also from trading of heating oil, London gas oil, unleaded gasoline, and natural gas. Volatility also characterized price action in soft and agricultural commodities, resulting in losses from sugar, corn, wheat, and coffee trading. In contrast, a short cotton trade produced a sizable gain.

         A long position in short-term eurodollar interest rates futures that persisted throughout the year was highly profitable in response to the continuous easing of monetary policy by the Federal Reserve. A long position in 10-year German bond futures was also profitable for most of 2001. These gains were partially offset by losses sustained trading with both long and short positions in Japanese government bond futures, which were volatile without trend. In currency trading, a long U.S. dollar position against the Japanese yen was very profitable. Meanwhile, trading of the dollar/euro and dollar/Canadian dollar exchange rates generated losses. Also, trading the euro versus the British pound and Norwegian krona produced losses. Short German and Japanese stock index futures positions were quite profitable during the past year. In addition, both long and short positions in Hong Kong equity index futures were profitable. Finally, in metals, gains from trading aluminum, and copper futures were more than offset by losses from trading gold futures.

         MARKET RISK; CREDIT RISK

         The Partnership trades futures, options and forward contracts on interest rates, commodities, currencies, metals, energy and stock indices. Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk and credit risk. Market risk is the potential change in the value of the instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly affected by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Partnership contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures contracts and forward currency contracts underlying the financial instruments or the Partnership's satisfaction of the obligations may exceed the amount recognized in the Partnership's statements of financial condition.

         Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of the Partnership's forward currency transactions, the Partnership must rely solely on the credit of the individual foreign exchange counterparties. The contract amounts of the forward currency contracts and futures contracts do not represent the Partnership's risk of loss due to counterparty nonperformance. The Partnership's exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statements of financial condition, and the value of the Treasury securities or cash collateral held by the counterparty.

         The General Partner has procedures in place to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures primarily focus on (1) real time monitoring of open positions;
(2) diversifying positions among various markets; (3) limiting the assets committed as margin, generally within a range of 15% to 35% of an account's Net Assets at exchange minimum margins, (including imputed margins on forward positions) although the amount committed to margin at any time may be substantially higher; (4) prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and (5) changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits. The Partnership controls credit risk by dealing exclusively with large, well capitalized financial institutions as brokers and counterparties.

         CRITICAL ACCOUNTING ESTIMATES

         The Partnership records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis. Open futures contracts traded on an exchange are valued at market, which is based on the closing settlement price on the exchange which the futures contract is traded by the Partnership on the day with respect to which Net Assets are being determined. Open forward currency contracts are recorded at fair value, based on pricing models that consider the current market prices ("Spot Prices") plus the time value of money ("Forward Points") and contractual prices of the underlying financial instruments. The Spot Prices and Forward Points for open forward currency contracts are generally based on the 3:00 P.M. New York time prices provided by widely used quotation service providers on the day with respect to which Net Assets are being determined. The Forward Points from the quotation service providers are generally in periods of one month, two months, three months and six months forward while the contractual forward delivery dates for the foreign currency contracts traded by the Partnership may be in between these periods. The General Partner's policy is to calculate the Forward Points for each contract being valued by determining the number of days from the date the forward currency contract is being valued to its maturity date and then using straight-line interpolation to calculate the valuation of Forward Points for the applicable forward currency contract. The General Partner will also compare the calculated price to the forward currency prices provided by dealers to determine whether the calculated price is fair and reasonable.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations of the Partnership, the General Partner believes that the estimates utilized in preparing the Partnership's financial statements are appropriate and reasonable, however actual results could differ from these estimates. The estimates used do not provide a range of possible results that would require the exercise of subjective judgment. The General Partner further believes that, based on the nature of the business and operations of the Partnership, no other reasonable assumptions relating to the application of the Partnership's critical accounting estimates other than those currently used would likely result in materially different amounts from those reported.

         OFF-BALANCE SHEET ARRANGEMENTS

         The Partnership has no off-balance sheet arrangements as described in Regulation S-K Item 303(a)(4).

         CONTRACTUAL OBLIGATIONS



         The Partnership does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company as contemplated by Regulation S-K 303. The Partnership's sole business is trading futures contracts and forward currency contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Partnership for less than four months before being offset or rolled over into new contracts with similar maturities. The Partnership's Financial Statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of the Partnership's open future and forward currency contracts, both long and short, at March 31, 2004.



         (c) Quantitative and Qualitative Disclosures about market risk.

INTRODUCTION

         The Partnership is a speculative commodity pool. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Partnership's main line of business.

         Market movements result in frequent changes in the fair market value of the Partnership's open positions and, consequently, in its earnings and cash flow. The Partnership's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Partnership's open positions and the liquidity of the markets in which it trades.

         The Partnership can rapidly acquire and/or liquidate both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Partnership's past performance is not necessarily indicative of its future results.

         Value at Risk is a measure of the maximum amount which the Partnership could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Partnership's speculative trading and the recurrence in the markets traded by the Partnership of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Partnership's experience to date. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Partnership's losses in any market sector will be limited to Value at Risk or by the Partnership's attempts to manage its market risk.

         Materiality, as used in this section "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Partnership's market sensitive instruments.

QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK.

         The Partnership's risk exposure in the various market sectors traded by the General Partner is quantified below in terms of Value at Risk. Due to the Partnership's mark-to-market accounting, any loss in the fair value of the Partnership's open positions is directly reflected in the Partnership's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

         Exchange maintenance margin requirements have been used by the Partnership as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed 95%-99% of the maximum one-day losses in the fair value of any given contract incurred during the time period over which historical price fluctuations are researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

         In the case of market sensitive instruments which are not exchange traded (almost exclusively currencies in the case of the Partnership), dealers' margins have been used as Value at Risk.

         The fair value of the Partnership's futures and forward positions does not have any optionality component. However, the General Partner may also trade commodity options on behalf of the Partnership. The Value at Risk associated with options would be reflected in the margin requirement attributable to the instrument underlying each option.

         In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. dollars.

         In  quantifying  the   Partnership's   Value  at  Risk,  100%  positive
correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects resulting from the fact that the Partnership's positions are rarely, if ever, 100% positively correlated have not been reflected.

THE PARTNERSHIP'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS.



         The following table indicates the amount of trading Value at Risk associated with the Partnership's open positions by market category as of the three months ended March 31, 2004 and the year ended December 31, 2003. As of March 31, 2004 and December 31, 2003, the Partnership's total capitalization was $233,530,893 and $210,664,198, respectively.

March 31, 2004

                                                          % OF

                  MARKET SECTOR          VALUE AT RISK    CAPITALIZATION
                  -------------          -------------    --------------
                  Interest Rates           $8,396,699           3.7%

                  Currencies              $37,271,270          16.4%

                  Stock Indices            $6,443,465           2.8%

                  Metals                     $973,000           0.4%

                  Commodities                $332,300           0.1%

                  Energy                   $2,548,800           1.1%

                       Total              $55,965,534          24.5%

December 31, 2003



                                                          % OF

                  MARKET SECTOR          VALUE AT RISK    CAPITALIZATION
                  -------------          -------------    --------------
                  Interest Rates           $6,348,695          3.01%

                  Currencies              $47,199,946         22.41%

                  Stock Indices            $6,790,752          3.22%

                  Metals                   $1,075,000          0.51%

                  Commodities                 $75,200          0.04%

                  Energy                   $3,081,600          1.46%

                       Total              $64,571,193         30.65%


MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

         The face value of the market sector instruments held by the Partnership is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Partnership. The magnitude of the Partnership's open positions creates a risk of sudden and substantial loss not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Partnership to incur severe losses over a short period of time. The foregoing Value at Risk table -- as well as the past performance of the Partnership -- give no indication of this risk.

NON-TRADING RISK

         The Partnership has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as any market risk they represent) are immaterial.

         The Partnership also has non-trading cash flow risk as a result of holding a substantial portion (generally approximating 90%) of its assets in U.S. Treasury notes (as well as any market risk they represent) for margin and cash management purposes. Although the General Partner does not anticipate that, even in the case of major interest rate movements, the Partnership would sustain a material mark-to-market loss on its securities positions, if short-term interest rates decline so will the Partnership's cash management income. The Partnership also maintains a portion (generally approximating 5%) of its assets in cash in interest-bearing bank accounts. These cash balances are also subject (as well as any market risk they represent) to cash flow risk, which is not material.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

         The Partnership's primary market risk exposures as well as the strategies used and to be used by the General Partner for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Partnership. There can be no assurance that the Partnership's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Partnership.



         The  following   were  the  primary   trading  risk  exposures  of  the
Partnership as of March 31, 2004, by market sector.



         FINANCIAL INSTRUMENTS. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries may materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the United States and other major industrialized, or G-7, countries. However, the Partnership also may take positions in futures contracts on the government debt of smaller nations. The General Partner anticipates that G-7 interest rates, both long-term and short-term, will remain the primary market exposure of the Partnership for the foreseeable future.

         CURRENCIES. Exchange rate risk is the principal market exposure of the Partnership. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures have typically been in the dollar/yen, dollar/euro and dollar/Swiss positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future.



         STOCK INDICES. The Partnership's primary equity exposure, through stock index futures, is to equity price risk in the G-7 countries. As of March 31, 2004, the Partnership's primary exposures were in the E Mini Nasdaq 100 (United States), Simex (Singapore), TOPIX (Japan), DAX (German) and Hang Seng (Hong
Kong) stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Asian indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid numerous small losses.)

         METALS.   The  Partnership   trades  precious  and  base  metals.   The
Partnership's primary metals market exposure is to fluctuations in the price of gold and copper.



         AGRICULTURAL. The Partnership's primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Grains, coffee, sugar and cotton accounted for the substantial bulk of the Partnership's commodities exposure as of March 31, 2004. The Partnership may, in the future, have material market exposure to live cattle, cocoa, orange juice and the soybean complex. However, the Partnership will generally maintain an emphasis on grains, coffee and cotton.



         ENERGY. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East and economic conditions worldwide. Energy prices are volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE.



         The  following  were  the  only   non-trading  risk  exposures  of  the
Partnership as of March 31, 2004.



         FOREIGN CURRENCY BALANCES. The Partnership's primary foreign currency balances are in Japanese yen, euro, British pounds and Hong Kong dollars. The Partnership controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month).

         SECURITIES POSITIONS. The Partnership's only market exposure in instruments held other than for trading is in its securities portfolio. The Partnership holds only cash or interest-bearing, credit risk-free, short-term paper -- typically U.S. Treasury instruments with durations no longer than 1 year. Violent fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Partnership's securities, although substantially all of these short-term instruments are held to maturity.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE.

         The General Partner attempts to control risk through the systematic application of its trading method, which includes a multi-system approach to price trend recognition, an analysis of market volatility, the application of certain money management principles, which may be revised from time to time, and adjusting leverage or portfolio size. In addition, the General Partner limits its trading to markets which it believes are sufficiently liquid in respect of the amount of trading it contemplates conducting.

         The General Partner develops trading systems using various quantitative models and data and tests those systems in numerous markets against historical data to simulate trading results. The General Partner then analyzes the profitability of the systems looking at such features as the percentage of profitable trades, the worst losses experienced, the average giveback of maximum profits on profitable trades and risk adjusted returns. The performance of all systems in the market are then ranked, and a number of systems (typically, five to eight) are selected which make decisions in different ways at different times. This multi-system approach ensures that the total risk intended to be taken in a market is spread over several different strategies.

         The General Partner also attempts to assess market volatility as a means of monitoring and evaluating risk. In doing so, the General Partner uses a volatility overlay system which is designed to measure the risk in a portfolio's position in a market and to signal a decrease in position size when risk increases and an increase in position size when risk decreases. The General Partner's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges.

         The General Partner's risk management also focuses on money management principles applicable to a portfolio as a whole rather than to individual markets. The first principle is reducing overall portfolio volatility through diversification among markets. The General Partner seeks a portfolio in which returns from trading in different markets are not highly correlated, that is, in which returns are not all positive or negative at the same time. Additional money management principles include limiting the assets committed as margin or collateral, generally within a range of 15% to 35% of an account's net assets; avoiding the use of unrealized profits in a particular market as margin for additional positions in the same market; and changing the equity used for trading an account solely on a controlled periodic basis, not automatically due to an increase in equity from trading profits.

         Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case or peak-to-trough drawdown, is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high. If the General Partner considers the drawdown too severe, it reduces the leverage or portfolio size.

         The General Partner determines asset allocation among markets on the basis of a systematic portfolio allocation algorithm. From time to time the General Partner may adjust the size of a position, long or short, in any given market. This exercise of discretion generally occurs only in response to unusual market conditions that may not have been factored into the design of the trading systems and is generally intended to reduce risk exposure. Decisions to make such adjustments require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

ITEM 3.           PROPERTIES.

         The Partnership does not own or use any physical properties in the conducting of its business. The General Partner or an affiliate perform administrative services for the Partnership from the General Partner's offices.

ITEM 4.           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT.

         (a) Security ownership of certain beneficial owners.

         As of April 1, 2004, the General Partner knows of the following person who owns beneficially more than 5% of the Partnership's Interests as follows:


                                                                                 Percentage of Limited Partnership

         Name and Address                          Value of Interest                          Interests
         ----------------                  ---------------------------------     ---------------------------------
                                                                            Held

                                           Held Directly       Indirectly(1)     % Directly           % Indirectly
                                           -------------       -------------     ----------           ------------
Malcolm H. Wiener                                $0             $16,855,124           0%                  7.56%
c/o Millburn Ridgefield Corporation
411 W. Putnam Avenue
Greenwich, CT 06830


         All of the Partnership's general partner interest is held by the General Partner.

         (b) Security ownership of management.

         The Partnership has no officers or directors. Under the terms of the Limited Partnership Agreement, the Partnership's affairs are managed by the General Partner, which has discretionary authority over the Partnership's trading. As of April 1, 2004, the General Partner's interest was valued at $3,817,190, which constituted 1.68% of the Partnership's total assets as of April 1, 2004.

         As of April 1, 2004, the directors and executive officers of the General Partner own beneficially Limited Partnership Interests as follows.

----------------
(1) Interests held indirectly include Interests with respect to which Mr. Wiener holds voting or disposition power: (i) by virtue of serving as a trustee of The Malcolm Hewitt Wiener Trust, which in turn is the beneficial owner of Interests;
(ii) with respect to certain Interests owned by members of Mr. Wiener's immediate family; or (iii) through a self directed benefit plan.


                                                                                 Percentage of Limited Partnership

         Name                                      Value of Interest                          Interests
         ----                              ---------------------------------     ---------------------------------
                                                                            Held

                                           Held Directly       Indirectly(2)     % Directly           % Indirectly
                                           -------------       -------------     ----------           ------------
Harvey Beker                                 $2,553,245          $7,658,823          1.15%                3.43%
Gregg R. Buckbinder                              $0              $273,092              0%                 0.12%
George E. Crapple                             $12,918            $4,308,558          0.01%                1.93%
Steven M. Felsenthal                             $0                 $0                 0%                  0%
Mark B. Fitzsimmons                              $0             $1,098,690             0%                 0.49%
Barry Goodman                                 $50,714           $1,459,557           0.02%                0.65%
Dennis B. Newton                                 $0              $228,341              0%                 0.10%
Grant N. Smith                               $1,257,379         $1,950,495           0.56%                0.87%
Tod A. Tanis                                     $0              $435,272              0%                 0.20%
directors and executive officers of          $3,874,256         $17,412,828          1.74%                7.79%
the General Partner as a group


         (c) Changes in control.

         None.

ITEM 5.           DIRECTORS AND EXECUTIVE OFFICERS.

         (a) and (b) Identification of directors and executive officers.

         The Partnership itself has no directors or officers and has no employees. It is managed by General Partner in its capacity as General Partner. Trading decisions are made by General Partner on behalf of the Partnership.

         General Partner's directors and executive officers are as follows:

         HARVEY  BEKER,  50.  Mr.  Beker  is  Co-Chief   Executive  Officer  and
Co-Chairman of the General Partner and The Millburn Corporation, and a partner of their affiliate, ShareInVest

---------------


(2) Interests held indirectly include certain Interests with respect to which a person holds voting or disposition power: (i) by virtue of serving as a trustee, custodian or officer of the beneficial owner which is a charitable entity, benefit plan or custody account for the benefit of a minor; (ii) with respect to certain Interests owned by members of a person's immediate family; or (iii) through a self directed benefit plan.

Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978 and initially served as the Director of operations for its affiliate, Millburn Partners. During his tenure at Millburn (including its affiliates, Millburn Partners and CommInVest) he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in June 1982, and a partner in ShareInVest, the predecessor of ShareInVest Research L.P., in April 1982.

         GREGG R. BUCKBINDER, 45. Mr. Buckbinder is Senior Vice-President and Chief Operating Officer of the General Partner and The Millburn Corporation and a partner, since January 2000, of ShareInVest Research L.P. He graduated CUM LAUDE from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace in 1988. He joined the General Partner and The Millburn Corporation in January 1998 from Odyssey Partners, L.P. where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account businesses from July 1990 through December 1997. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from June 1985 to July 1990 where he was First Vice President and Controller, and from August 1983 to June 1984 where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from June 1984 to June 1985 as a manager in the tax department and from September 1980 to August 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants..

         GEORGE E. CRAPPLE, 59. Mr. Crapple is Co-Chief Executive Officer and Co-Chairman of the General Partner and The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, MAGNA CUM LAUDE, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn Ridgefield Corporation in 1976 and joined Millburn Ridgefield Corporation and The Millburn Corporation (including its affiliates, Millburn Partners and CommInVest) on April 1, 1983 on a full-time basis. He became a partner in ShareInVest in April 1984. Mr. Crapple is a Director, Member of the Executive Committee, Chairman of the Appeals Committee and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, past Chairman of the Managed Funds Association and a member of the Technology Advisory Committee of the CFTC.

         STEVEN M. FELSENTHAL, 34. Mr. Felsenthal is General Counsel of Millburn Ridgefield Corporation, The Millburn Corporation and ShareInVest Research L.P. Prior to joining Millburn in January 2004, Mr. Felsenthal was a senior associate in the investment management group at Schulte Roth & Zabel LLP (September 1999-January 2004), where he represented and advised hedge funds, registered investment companies, investment advisers, broker-dealers and banks in connection with all facets of their asset management businesses, and a member of the tax department of Kramer, Levin, Naftalis & Frankel LLP (October 1996- September
1999). He graduated CUM LAUDE from Yeshiva University in 1991 with a bachelor of arts degree in political science, and ORDER OF THE COIF from Fordham University School of Law in 1996, where he also served as an editor of the Fordham Environmental Law Journal. Mr. Felsenthal received an LL.M degree in taxation from New York University School of Law in 2001 and has written numerous published articles on various topics related to investment management.

         MARK B. FITZSIMMONS, 56. Mr. Fitzsimmons is a Senior Vice-President of the General Partner and The Millburn Corporation and a partner, since January 2000, of ShareInVest Research L.P. His responsibilities include both business development and investment strategy. He graduated SUMMA CUM LAUDE from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield Corporation and The Millburn Corporation in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm from October 1987 until January 1990. From September 1977 to October 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From September 1973 to September 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

         BARRY GOODMAN, 46. Mr. Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of the General Partner and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated MAGNA CUM LAUDE from Harpur College of the State University of New York in 1979 with a B.A. in economics. From September 1980 through October 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined Millburn Ridgefield Corporation and The Millburn Corporation (including its affiliate, Millburn Partners) in November 1982 as Assistant Director of Trading. He became a partner in ShareInVest in January 1984.

         DENNIS B. NEWTON, 52. Mr. Newton is a Senior Vice-President of the General Partner and The Millburn Corporation. His primary responsibilities are in administration and business development. Prior to joining Millburn Ridgefield Corporation and The Millburn Corporation in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator, from April 1990 to August 1991 and President of its affiliated introducing broker, Phoenix Futures Inc., from March 1990 to June 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from October 1987 to March 1990 and was associated with its affiliated futures commission merchant entity, Prudential Securities Futures Management, Inc. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc., and its affiliated futures commission merchant, Heinold Commodities Inc., where he was a member of the senior management team from October 1974 to October 1987. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

         GRANT N. SMITH, 52. Mr. Smith is Executive Vice-President and Co-Director of Research of the General Partner and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in 1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined the predecessor entity to The Millburn Corporation in June 1975, and has been continuously associated the Millburn entities, including The Millburn Corporation and its affiliates since that time.



         TOD A. TANIS, 50. Mr. Tanis is a Vice President, Principal Accounting Officer and Director of Operations of Millburn Ridgefield Corporation and The Millburn Corporation. He graduated from Grove City College in May 1976 with a B.A. in accounting and joined Millburn Ridgefield Corporation and The Millburn Corporation in May of 1983. Prior to joining Millburn, he was with E.F. Hutton & Company, where he was a Manager from December 1982 to April 1983; a Supervisor from August 1982 to December 1982; an International Accountant from April 1979 to August 1982; and a staff accountant from June 1978 to April 1979. As a Manager at E.F. Hutton, he was responsible for all internal and external commodity reporting. Mr. Tanis also served as a Junior Accountant and then International Staff Accountant with Merrill Lynch & Company from September 1976 to May 1978.



         (c) Identification of certain significant employees.

         None.

         (d) Family Relationships.

         None.

         (e) Business experience.

         See Item 5 (a) and (b), above.

         (f) Involvement in certain legal proceedings.

         None.

         (g) Promoters and control persons.

         Not Applicable

ITEM 6.           EXECUTIVE COMPENSATION.

         The Partnership does not itself have any officers, directors or employees. None of the directors or officers of the General Partner receive compensation from the Partnership. The General Partner makes all trading decisions on behalf of the Partnership. In respect of limited partners who acquire their Interest through selling agents, the Partnership pays the General Partner brokerage commissions at a fixed monthly rate of 0.458% of the
Partnership's Net Assets attributable to such limited partners' capital accounts, as of the end of each month, a 5.5% annual rate. The General Partner in turn bears all brokerage commissions and fees payable to clearing and executing brokers attributable to such limited partners' proportionate interest in the

Partnership as well as all compensation payable to selling agents. In respect of limited partners who acquire their Interests through the General Partner, the Partnership pays the General Partner brokerage commissions at a fixed monthly rate of 0.167% of the Partnership's Net Assets attributable to such limited partners' capital accounts, a 2% annual rate, plus an amount equal to the brokerage commissions and fees payable to clearing and executing brokers
attributable   to  such  limited   partners'   proportionate   interest  in  the
Partnership,  estimated  at  0.5%  annually  of  the  Partnership's  Net  Assets attributable to such limited partners' proportionate interest in the Partnership. The General Partner in turn bears such clearing and executing brokerage commissions and fees.

         The General Partner also receives an annual profit share, calculated individually with respect to each Interest, of 20% of any increase in trading profits over the previous high point in trading profits as of a date when a profit share was paid with respect to such Interest (or $0 if no profit share has been paid with respect to such Interest). The General Partner's profit share with respect to Interests redeemed as of a month-end is computed as though the month-end were a fiscal year-end.

         The General Partner may waive or reduce its brokerage commissions and/or profit share in respect of any limited partner. Any such waiver or reduction will have no impact on other investors or entitle other investors to a similar waiver or reduction.

         The directors and managing officers receive no "other compensation" from the Partnership. There are no compensation plans or arrangements relating to a change in control of either the Partnership or General Partner.

ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.



         See "Item 6. Executive Compensation" and "Item 4. Security Ownership of Certain Beneficial Owners and Management." The Partnership allocated to the General Partner $1,452,832, $5,378,592, $4,580,773 and 5,834,846 in brokerage commissions for the three month period ended March 31, 2004 and for the years ended December 31, 2003, 2002 and 2001, respectively. $17,131, $668,526,
$3,393,398 and $65,922 in profit shares were allocated from the limited partners to the General Partner for the three month period ended March 31, 2004 and for the years ended December 31, 2003, 2002, and 2001, respectively. The General Partners' general partner interest showed an allocation of income (loss) of $173,227, $222,903, $938,433 and ($80,779) for the three month period ended
March 31, 2004 and for the years ended December 31, 2003, 2002, and 2001, respectively.

         The Partnership pays administrative expenses for legal, audit and accounting services, up to 0.25 of 1% per annum of the Partnership's average month-end net assets. A portion of such expenses are paid to an affiliate of the General Partner, The Millburn Corporation, for the provision of accounting services to the Partnership. The Partnership incurred administrative expenses of $142,663 during the three month period ended March 31, 2004 and of $456,873, $393,610 and $422,147 during 2003, 2002 and 2001, respectively, of which $94,128, $321,361, $312,732 and $289,226, respectively, was paid or was payable to The Millburn Corporation. The General Partner pays all administrative expenses in excess of 0.25 of 1% per annum of the Partnership's average month-end net assets.



         The Partnership has not made any loans to the General Partner, its affiliates, their respective officers, directors or employees or the immediate family members of any of the foregoing or to any entity, trust or other estate in which any of the foregoing has any interest, or to any other person (provided that the purchase of U.S. Treasury obligations and the deposit of Partnership assets with banks, futures brokers and foreign exchange counterparties in connection with the trading operations of the Partnership are not considered to be loans).

ITEM 8.           LEGAL PROCEEDINGS.

         The Partnership is not aware of any pending legal proceedings to which either the Partnership is a party or to which any of its assets are subject. In addition there are no pending material legal proceedings involving the General Partner.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE PARTNERSHIP'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         (a) Market information.

         There is no trading market for the Interests, and none is likely to develop. Interests may be redeemed upon business 15 days' written notice to the General Partner at their net asset value as of the last day of any month, subject to certain early redemption charges, as described below in Item 11(a)(iv).

         (b)  Holders.



         As of March 31, 2004, there were 915 holders of Interests.



         (c)  Dividends.

         The  General   Partner  has  sole   discretion  in   determining   what
distributions,   if  any,  the  Partnership  will  make  to  the  partners.   No
distributions have been made on the Interests and none are contemplated.

         (d) Securities authorized for issuance under equity compensation plans. Not applicable.

ITEM 10.          RECENT SALES OF UNREGISTERED SECURITIES.

         Interests are sold on a monthly basis through the General Partner and certain broker/dealers, the selling agents, retained by the General Partner to act as its agents. The offering price of an Interest is equal to the amount of cash contributed to the Partnership by a limited partner. Between January 1, 2001 and December 31, 2003, the Partnership issued Interests at monthly closings as set forth in the following chart.

----------------------------------------------------------------------------
                            NUMBER OF                  DOLLAR AMOUNT OF
DATE OF CLOSING             INTERESTS SOLD             INTERESTS SOLD
----------------------------------------------------------------------------
January 2001                3                          $196,400
----------------------------------------------------------------------------
February 2001               5                          $175,898
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                            NUMBER OF                  DOLLAR AMOUNT OF
DATE OF CLOSING             INTERESTS SOLD             INTERESTS SOLD
----------------------------------------------------------------------------
March 2001                  19                         $5,954,128
----------------------------------------------------------------------------
April 2001                  4                          $81,023
----------------------------------------------------------------------------
May 2001                    4                          $126,943
----------------------------------------------------------------------------
June 2001                   11                         $495,997
----------------------------------------------------------------------------
July 2001                   16                         $2,458,074
----------------------------------------------------------------------------
August 2001                 8                          $493,074
----------------------------------------------------------------------------
September 2001              5                          $193,074
----------------------------------------------------------------------------
October 2001                2                          $26,959
----------------------------------------------------------------------------
November 2001               2                          $52,279
----------------------------------------------------------------------------
December 2001               9                          $235,779
----------------------------------------------------------------------------
January 2002                7                          $755,294
----------------------------------------------------------------------------
February 2002               20                         $294,566
----------------------------------------------------------------------------
March 2002                  7                          $586,418
----------------------------------------------------------------------------
April 2002                  4                          $325,000
----------------------------------------------------------------------------
May 2002                    1                          $25,000
----------------------------------------------------------------------------
June 2002                   1                          $50,000
----------------------------------------------------------------------------
July 2002                   7                          $400,000
----------------------------------------------------------------------------
August 2002                 7                          $465,000
----------------------------------------------------------------------------
September 2002              17                         $4,202,729
----------------------------------------------------------------------------
October 2002                14                         $2,497,687
----------------------------------------------------------------------------
November 2002               14                         $702,989
----------------------------------------------------------------------------
December 2002               17                         $5,083,101
----------------------------------------------------------------------------
January 2003                31                         $3,122,878
----------------------------------------------------------------------------
February 2003               28                         $2,299,621
----------------------------------------------------------------------------
March 2003                  66                         $8,301,981
----------------------------------------------------------------------------
April 2003                  53                         $3,396,864
----------------------------------------------------------------------------
May 2003                    36                         $4,965,338
----------------------------------------------------------------------------
June 2003                   44                         $10,763,159
----------------------------------------------------------------------------
July 2003                   55                         $6,602,562
----------------------------------------------------------------------------
August 2003                 50                         $7,425,464
----------------------------------------------------------------------------
September 2003              30                         $4,504,634
----------------------------------------------------------------------------
October 2003                64                         $13,063,373
----------------------------------------------------------------------------
November 2003               88                         $21,322,528
----------------------------------------------------------------------------
December 2003               45                         $3,899,288
----------------------------------------------------------------------------

January 2004                45                         $6,091,551
----------------------------------------------------------------------------
February 2004               34                         $6,398,387
----------------------------------------------------------------------------
March 2004                  56                         $5,011,878
----------------------------------------------------------------------------

         The foregoing Interests were privately offered and sold only to "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the exemption from registration provided by Rule 506 of Regulation D under the 1933 Act, and with whom the Partnership, the General Partner or a selling agent acting on behalf of the General Partner has a pre-existing substantive relationship and with respect to whom it has been determined that Interests are a suitable investment.

         No underwriting discounts or underwriting commissions were paid in connection with such sales.

ITEM 11.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The  securities  to  be  registered  consist  of  limited   partnership
interests in the Partnership.

         (a)(1)(i) The General Partner has sole discretion in determining what distributions, if any, the Partnership will make to the partners.

         (iv) A limited partner may cause all or a portion of the value of his Interest to be redeemed by the Partnership as of the close of business on the last day of any month on fifteen days' written notice to the General Partner. The value of an Interest held by a partner is the value of the capital account established for that partner pursuant to the Partnership's Limited Partnership Agreement. Because notices of redemption must be submitted significantly in advance of the actual redemption date, the value received upon redemption may differ significantly from the value of the Interest at the time a decision to redeem is made. Furthermore, because redemptions are only permitted at month-end, investors are not able to select the value, or even the approximate value, at which they will redeem their Interests.

         Redemption Payments will be made within a reasonable time after the date of redemption, generally within ten business days. Under special circumstances, including but not limited to default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may in turn delay payment to limited partners requesting redemption of Interests of the proportionate part of the Interests represented by the sums which are the subject of such default or delay. Any amount owed by the limited partner to the Partnership will be withheld from the payment.

         Interests sold through selling agents engaged by the General Partner generally are subject to a 2.5% redemption charge for redemptions made prior to the end of the twelfth month following their sale. The redemption charge will, however, be reduced to 0 in equal monthly increments over such twelve month period. Redemption charges, if any, will be paid to the General Partner and will reduce the amount of the redemption payment to the redeeming limited partner. Interests purchased on different closing dates are treated on a first-in, first-out basis for purposes of calculating the periods to which redemption charges apply.

         The General Partner may, upon thirty days' written notice, cause the involuntary withdrawal of any limited partner by redeeming all of his Interest.

         (v) The Limited Partnership Agreement may be amended by an instrument signed by the General Partner and limited partners owning more than 50% of the aggregate value of Interests then owned by limited partners, except that all partners must approve any amendment which would extend the term of the Partnership, reduce the capital account of any partner, modify any partner's percentage interest in the Partnership, or provide for the continuation of the business of the Partnership in the event of the withdrawal, insolvency, or dissolution of the General Partner.

         The General Partner may be removed as General Partner upon an affirmative vote of limited partners owning more than fifty percent of the aggregate value of the Interests then owned by limited partners. Solely for purposes of the preceding sentence, Interests owned by the General Partner, its affiliates and their respective officers and employees shall be deemed not to be owned by limited partners. Following such a vote, the limited partners may elect a replacement general partner upon the affirmative vote of limited partners owning more than fifty percent of the aggregate value of the Interests then owned by limited partners.

         (vii) Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership assets shall be effected in accordance with the New Jersey Limited Partnership Act, and the General Partner and each limited partner (and any assignee) shall share in the assets of the Partnership PRO RATA in the ratio of the total of each Partner's capital account to the total of all Partners' capital accounts, less any amount owing by such Partner (or assignee) to the Partnership. For this purpose the new profit memo account shall be added to the capital account of the General Partner.

         (ix) Interests purchased and paid for will be fully paid and non-assessable. The General Partner will be liable for all obligations of the Partnership to the extent that the assets of the Partnership are insufficient to discharge such obligations. A limited partner is liable to the Partnership by operation of law under the New Jersey Limited Partnership Act for any sum, not in excess of his capital contributions and profits, if any, necessary to discharge the Partnership's liabilities to all creditors who extend credit or whose claims arose before any return of the cash value of his Interest.

         (x) A limited partner may not assign, transfer or otherwise dispose of, by gift or otherwise, any of his Interest or any interest in his Interest without giving prior written notice to the General Partner and receiving the General Partner's prior written consent.

         Regulation S-K Item 202 (a)(1)(ii), (iii), (vi), (viii), (xi); (a)(2) through (5); (b); (c); (d); (e); and (f) are not applicable.

ITEM 12.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Limited Partnership Agreement provides for the Partnership to indemnify, defend and hold harmless the General Partner, its principals and employees from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning business or activities undertaken by or on behalf of the Partnership from any source, including without limitation any demands, claims or lawsuits initiated by a limited partner (or assignee) or resulting from or relating to the offer and sale of Interests; provided that the conduct which was the basis for such liability was not found by a court of competent jurisdiction upon entry of a final judgment to be the result of gross negligence or reckless or intentional misconduct.

ITEM 13.          FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         (a) Financial Statements.



         The financial statement required by this Item are included beginning following the Index to Financial Statements on page 40 hereof.

         Supplementary financial information specified by Item 302 of Regulation S-K is not applicable.

         (b) Information about oil and gas producing activities.

         Not applicable.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         On November 27, 2002, the Board of Directors of the General Partner dismissed PricewaterhouseCoopers LLP ("PWC") as its independent auditor for the Partnership and approved the engagement of Ernst & Young LLP as independent auditors for the Partnership.

         During the period from January 1, 2002 through November 27, 2002, the General Partner had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Partnership for such period. There were no other reportable events (as defined in paragraph (A) through (D) of Regulation S-K
Item 304(a)(1)(v)) during the period from January 1, 2002 through November 27, 2002. The General Partner, on behalf of the Partnership, has requested that PWC furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated April 28, 2004 is filed as an Exhibit to this Form 10.

         On November 27, 2002 the Board of Directors of the General Partner approved the engagement of Ernst & Young LLP as independent auditors for the Partnership. During the Partnership's prior year and the interim period prior to engaging Ernst & Young LLP, the General Partner did not consult Ernst & Young LLP, on behalf of the Partnership, with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

ITEM 15.          FINANCIAL STATEMENTS AND EXHIBITS.

         (a)(1)   Financial Statements



         The  following  financial   statements  required  by  this  Item  begin
following the Index to Financial Statements on page 40.


NESTOR PARTNERS


Statements of Financial Condition
         at March 31, 2004 (unaudited) and December 31, 2003
Condensed Schedules of Investments
         at March 31, 2004 (unaudited) and December 31, 2003
Statements of Operations for the Three Months
         ended March 31, 2004 and 2003 (unaudited)
Statements of Changes in Partners' Capital for the Three Months
         ended March 31, 2004 and 2003 (unaudited)
Statements of Financial Highlights for the Three Months
         ended March 31, 2004 and 2003 (unaudited)
Notes to Financial Statements (unaudited)


Report of Independent Auditors
Statements of Financial Condition as of December 31, 2003 and 2002 Condensed Schedules of Investments at December 31, 2003
Statements of Operations for the Years
         ended December 31, 2002 and 2003
Statements of Changes in Partner's Capital for the Years
         ended December 31, 2002 and 2003
Statements of Financial Highlights for the Years ended December 31, 2002 and 2003

Notes to Financial Statements
Report of Independent Accountants
Statements of Financial Condition at December 31, 2001 and 2000
Statements of Operations for the Years Ended
         December 31, 2001 and 2000
Statements of Changes in Partners' Capital for the Years Ended
         December 31, 2001 and 2000
Condensed Schedule of Investments at December 31, 2001
Notes to Financial Statements

         Also included herewith:

MILLBURN RIDGEFIELD CORPORATION

Independent Auditor's Report
Statement of Financial Condition as of December 31, 2003
Notes to Financial Statement

         (a)(2) Financial statement schedules not included in this Form 10 have been omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial notes or statements thereto.

         (b)  Exhibits.



     The following exhibits were filed by the Partnership as a part of its Registration Statement on Form 10 (Reg. No. 000-50725) on April 29, 2004 and are incorporated herein by reference.



---------------------------------------------------------------------------------------------------------------------
    EXHIBIT NUMBER      DESCRIPTION OF DOCUMENT
---------------------------------------------------------------------------------------------------------------------
         3.01           Amended and Restated Certificate of Limited Partnership of Nestor Partners

---------------------------------------------------------------------------------------------------------------------
         3.02           Amended and Restated Agreement of Limited Partnership of Nestor Partners

---------------------------------------------------------------------------------------------------------------------
         10.01          Acknowledgement of Separate Risk Disclosure Statements and Customer Agreement between
                        Merrill Lynch Futures Inc. and Nestor Partners

---------------------------------------------------------------------------------------------------------------------
         10.02          Customer Agreement between Warburg  Dillon Reed LLC and Nestor Partners

---------------------------------------------------------------------------------------------------------------------
         10.03          Futures and Options Agreement for Institutional Customers between Deutsche Morgan Grenfell
                        Inc. and Nestor Partners

---------------------------------------------------------------------------------------------------------------------
         10.04          Form of Selling Agreement

---------------------------------------------------------------------------------------------------------------------
         16.01          Letter of PricewaterhouseCoopers LLP regarding Change in Certifying Accountant

---------------------------------------------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           NESTOR PARTNERS

                                           By: Millburn Ridgefield Corporation,
                                               General Partner



Date:  June 18, 2004



                                           By: /s/ GREGG BUCKBINDER
                                               ---------------------------------
                                               Name: Gregg Buckbinder
                                               Title: Senior Vice President and
                                                      Chief Operating Officer

Index to Financial Statements

NESTOR PARTNERS



    Statements of Financial Condition
             at March 31, 2004 (unaudited) and December 31, 2003...........F-1

    Condensed Schedules of Investments
             at March 31, 2004 (unaudited) and December 31, 2003...........F-2

    Statements of Operations for the Three Months
             ended March 31, 2004 and 2003 (unaudited).....................F-6

    Statements of Changes in Partners' Capital for the Three Months
             ended March 31, 2004 and 2003 (unaudited).....................F-7

    Statements of Financial Highlights for the Three Months
             ended March 31, 2004 and 2003 (unaudited).....................F-8

    Notes to Financial Statements (unaudited)..............................F-9

    Report of Independent Auditors.........................................F-10

    Statements of Financial Condition as of December 31, 2003 and 2002.....F-11

    Condensed Schedules of Investments at December 31, 2003................F-12

    Statements of Operations for the Years
             ended December 31, 2002 and 2003 .............................F-14

    Statements of Changes in Partner's Capital for the Years
             ended December 31, 2002 and 2003..............................F-15

    Statements of Financial Highlights for the Years
             ended December 31, 2002 and 2003..............................F-16

    Notes to Financial Statements..........................................F-17

    Report of Independent Accountants......................................F-25

    Statements of Financial Condition at December 31, 2001 and 2000........F-26

    Statements of Operations for the Years Ended
             December 31, 2001 and 2000....................................F-27

    Statements of Changes in Partners' Capital for
             the Years Ended December 31, 2001 and 2000....................F-28

    Condensed Schedule of Investments at December 31, 2001.................F-29

    Notes to Financial Statements..........................................F-31


MILLBURN RIDGEFIELD CORPORATION

    Independent Auditor's Report...........................................F-36

    Statement of Financial Condition as of December 31, 2003...............F-37

    Notes to Financial Statement...........................................F-38

                             NESTOR PARTNERS
                    STATEMENTS OF FINANCIAL CONDITION

                                                               UNAUDITED
                                                                MARCH 31           DECEMBER 31
                                                                  2004                 2003
                                                             ----------------------------------
ASSETS
Equity in trading accounts:
  Investments in U.S. Treasury notes-at market value
    (amortized cost $75,945,886 and $69,762,758)             $ 75,951,614         $ 69,779,438
  Net unrealized appreciation on open futures and
    forward currency contracts                                  4,211,915            9,750,763
  Due from brokers                                              5,571,236            3,114,869
  Cash denominated in foreign currencies (cost $0
    and $851,372)                                                      --              885,274
                                                             ---------------------------------
Total equity in trading accounts                               85,734,765           83,530,344
                                                             ---------------------------------

Investments in U.S. Treasury notes at market value
    (amortized cost $129,873,396 and $109,375,528)            129,848,575          109,392,119
Cash and cash equivalents                                      23,326,365           19,727,500
Accrued interest receivable                                     1,553,175            1,836,774
                                                             ---------------------------------
Total assets                                                 $240,462,880         $214,486,737
                                                             ---------------------------------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES

Capital contributions received in advance                       6,372,000            2,393,300
Due to brokers                                                         --              631,451
Due to General Partner                                                521                   --
Accrued brokerage fees                                            416,803              465,695
Accrued expenses                                                  142,663              332,093
                                                             ---------------------------------
Total liabilities                                               6,931,987            3,822,539
                                                             ---------------------------------


PARTNERS' CAPITAL
General Partner                                                 4,776,140            4,284,428
Special Limited Partners                                       50,392,758           47,828,770
Limited Partners                                              178,361,995          158,551,000
                                                             ---------------------------------
Total partners' capital                                       233,530,893          210,664,198
                                                             ---------------------------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                      $240,462,880         $214,486,737
                                                             =================================

                            See Accompanying Notes.

                         NESTOR PARTNERS
                CONDENSED SCHEDULE OF INVESTMENTS
                    MARCH 31, 2004 (UNAUDITED)

                                                       NET UNREALIZED
FUTURES AND FORWARD                                    APPRECIATION/       % OF PARTNERS'
CURRENCY CONTRACTS                                     (DEPRECIATION)            CAPITAL
-----------------------------------------------------------------------------------------
FUTURES CONTRACTS
Long Futures Contracts
  Energies                                             $    568,018               0.24%
  Grains                                                    785,463               0.34%
  Interest rates
    Euro Bobl, 1834 contracts, June 2004                  2,440,866               1.05%
    Other interest rate contracts                         5,251,583               2.25%
                                                       --------------------------------
  Total long interest rate contracts                      7,692,449               3.30%
  Metals                                                  1,299,950               0.56%
  Stock indices                                             979,011               0.42%
                                                       --------------------------------
Total long futures contracts                             11,324,891               4.86%
                                                       --------------------------------
Short Futures Contracts
  Interest rates
    Japanese Yen Bond, 279 contracts, June 2004           2,388,026               1.02%
    Other interest rate contracts                            26,963               0.01%
                                                       --------------------------------
  Total short interest rate contracts                     2,414,989               1.03%
                                                       --------------------------------
  Softs                                                     284,910               0.12%
  Stock indices                                            (187,905)             (0.08)%
                                                       --------------------------------
Total short futures contracts                             2,511,994               1.07%
                                                       --------------------------------
TOTAL INVESTMENTS IN FUTURES CONTRACTS (NET)             13,836,885               5.93%
                                                       --------------------------------
FORWARD CURRENCY CONTRACTS
Long Forward Currency Contracts
    Japanese Yen/U.S. Dollar, June 2004                  (3,528,626)             (1.51)%
    Other long forward currency contracts                  (631,836)             (0.27)%
                                                       --------------------------------
Total long forward currency contracts                    (4,160,462)             (1.78)%
                                                       --------------------------------

Total short forward currency contracts                   (5,464,508)             (2.34)%
                                                       --------------------------------
TOTAL INVESTMENTS IN FORWARD CURRENCY
  CONTRACTS (NET)                                        (9,624,970)             (4.12)%
                                                       --------------------------------
TOTAL INVESTMENTS IN FUTURES AND FORWARD
  CURRENCY CONTRACTS (NET)                             $  4,211,915               1.81%
                                                       ================================

                            See Accompanying Notes.

                                 NESTOR PARTNERS
                  CONDENSED SCHEDULE OF INVESTMENTS (CONTINUED)
                           MARCH 31, 2004 (UNAUDITED)

                                                                                               % OF PARTNERS'
FACE AMOUNT      DESCRIPTION                                                    VALUE                 CAPITAL
-----------------------------------------------------------------------------------------------------------------------------
                 INVESTMENTS IN U.S. TREASURY NOTES
$ 67,690,000     U.S. Treasury notes, 3.375%, 04/30/04                     $   67,795,766              29.03%
  67,690,000     U.S. Treasury notes, 2.125%, 08/31/04                         67,986,144              29.11%
  69,605,000     U.S. Treasury notes, 2.000%, 11/30/04                         70,018,279              29.98%
                                                                           ----------------------------------
                 TOTAL INVESTMENTS IN U.S. TREASURY NOTES
                 (AMORTIZED COST $205,819,282)                             $  205,800,189              88.12%
                                                                           ==================================

See Accompanying Notes.

                         NESTOR PARTNERS
                CONDENSED SCHEDULE OF INVESTMENTS
                        DECEMBER 31, 2003

                                                                    NET UNREALIZED
FUTURES AND FORWARD                                                 APPRECIATION/          % OF PARTNERS'
CURRENCY CONTRACTS                                                  (DEPRECIATION)                CAPITAL
----------------------------------------------------------------------------------------------------------
FUTURES CONTRACTS
Long Futures Contracts
  Energies                                                         $  (1,569,867)                  (0.75)%
  Interest rates                                                          77,990                    0.04%
  Metals                                                               1,966,898                    0.93%
  Softs                                                                 (111,075)                  (0.05)%
  Stock indices                                                        1,012,623                    0.48%
                                                                   ---------------------------------------
Total long futures contracts                                           1,376,569                    0.65%
                                                                   ---------------------------------------
Short Futures Contracts
  Grains                                                                    (300)                     --%
  Interest rates                                                         (50,447)                  (0.02)%
                                                                   ---------------------------------------
Total short futures contracts                                            (50,747)                  (0.02)%
                                                                   ---------------------------------------
TOTAL INVESTMENTS IN FUTURES CONTRACTS (NET)                           1,325,822                    0.63%
                                                                   ---------------------------------------
FORWARD CURRENCY CONTRACTS
Long Forward Currency Contracts
    Euro/U.S. Dollar, March 2004                                       6,801,020                    3.23%
    Other long forward currency contracts                              5,092,453                    2.42%
                                                                   ---------------------------------------
Total long forward currency contracts                                 11,893,473                    5.65%
                                                                   ---------------------------------------
Short Forward Currency Contracts
    Korean Won/U.S. Dollar, March 2004                                (2,698,340)                  (1.28)%
    Other short forward currency contracts                              (770,192)                  (0.37)%
                                                                   ---------------------------------------
Total short forward currency contracts                                (3,468,532)                  (1.65)%
                                                                   ---------------------------------------
TOTAL INVESTMENTS IN FORWARD CURRENCY
  CONTRACTS (NET)                                                      8,424,941                    4.00%
                                                                   ---------------------------------------
TOTAL INVESTMENTS IN FUTURES AND FORWARD
  CURRENCY CONTRACTS (NET)                                         $   9,750,763                    4.63%
                                                                   =======================================

                            See Accompanying Notes.

                                 NESTOR PARTNERS
                  CONDENSED SCHEDULE OF INVESTMENTS (CONTINUED)
                                DECEMBER 31, 2003

                                                                                               % OF PARTNERS'
FACE AMOUNT      DESCRIPTION                                                    VALUE                 CAPITAL
--------------------------------------------------------------------------------------------------------------
                 INVESTMENTS IN U.S. TREASURY NOTES
$ 60,080,000     U.S. Treasury notes, 4.750%, 02/15/04                     $   60,342,850              28.64%
  61,580,000     U.S. Treasury notes, 3.375%, 04/30/04                         62,061,094              29.46%
  56,380,000     U.S. Treasury notes, 2.125%, 08/31/04                         56,767,613              26.95%
                                                                           -----------------------------------
                 TOTAL INVESTMENTS IN U.S. TREASURY NOTES
                  (AMORTIZED COST $179,138,286)                            $  179,171,557              85.05%
                                                                           ===================================

                            See Accompanying Notes.

                             NESTOR PARTNERS
                   STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                   FOR THE THREE MONTHS ENDED
                                                                                 MAR 31                 MAR 31
                                                                                  2004                   2003
                                                                           ---------------------------------------
Investment income
Interest income                                                            $      555,259            $    521,945

EXPENSES
Brokerage fees                                                                  1,452,832               1,124,994
Administrative expenses                                                           142,663                  90,357
Custody fees                                                                        6,837                   4,481
                                                                           ---------------------------------------
Total expenses                                                                  1,602,332               1,219,832
Net investment loss                                                            (1,047,073)               (697,887)
                                                                           ---------------------------------------

NET REALIZED AND UNREALIZED GAINS (LOSSES)
Net realized gains (losses) on closed positions:
  Futures and forward currency contracts                                       15,810,424              19,886,636
  Foreign exchange translation                                                          -                       -
Net change in unrealized appreciation:
  Futures and forward currency contracts                                       (5,538,849)            (17,792,039)
  Foreign exchange translation                                                     13,174                 (85,148)
Net losses from U.S.Treasury notes
  Net change in unrealized depreciation                                           (52,364)                (28,102)
                                                                           ---------------------------------------
Total net realized and unrealized gains                                        10,232,385               1,981,347
                                                                           ---------------------------------------


Net income                                                                      9,185,312               1,283,460
Less profit share to General Partner                                              976,081                 214,105
                                                                           ---------------------------------------
Net income after profit share to General Partner                           $    8,209,231            $  1,069,355
                                                                           =======================================

                            See Accompanying Notes.

                                 NESTOR PARTNERS
             STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004:

                                           LIMITED         SPECIAL LIMITED      NEW PROFIT       GENERAL
                                           PARTNERS           PARTNERS         MEMO ACCOUNT      PARTNER             TOTAL
                                      ----------------------------------------------------------------------------------------
Partners' capital at
   December 31, 2003                  $   158,551,000       $   47,828,770      $     --      $  4,284,428      $ 210,664,198
Contributions                              17,186,625              315,191            --                --         17,501,816
Withdrawals                                (3,119,442)             (43,591)           --          (657,400)        (3,820,433)
Net income (loss)                           6,719,893            2,292,388          (196)          173,227          9,185,312
General Partner's allocation:
   New Profit-Accrued                        (976,081)                  --        17,131           958,950                 --
Transfer of New Profit Memo
   Account to General Partner                      --                   --            --                --                 --
Partners' capital at
                                      ----------------------------------------------------------------------------------------
   March 31, 2004                     $   178,361,995       $   50,392,758      $ 16,935      $  4,759,205      $ 233,530,893
                                      ========================================================================================


FOR THE THREE MONTHS ENDED MARCH 31, 2003:

                                           LIMITED         SPECIAL LIMITED      NEW PROFIT       GENERAL
                                           PARTNERS           PARTNERS         MEMO ACCOUNT      PARTNER             TOTAL
                                      ----------------------------------------------------------------------------------------
Partners' capital at
   December 31, 2002                  $    83,293,288       $   50,699,984      $     --      $  6,963,561      $ 140,956,833
Contributions                              14,342,990              197,916            --                --         14,540,906
Withdrawals                                (5,138,764)          (2,500,000)           --        (3,559,436)       (11,198,200)
Net income (loss)                             164,910            1,045,304          (580)           73,826          1,283,460
General Partner's allocation:
   New Profit-Accrued                        (214,105)                  --        12,484           201,621                 --
Transfer of New Profit Memo
   Account to General Partner                      --                   --            --                --                 --
                                      ----------------------------------------------------------------------------------------
Partners' capital at
   March 31, 2003                     $    92,448,319       $   49,443,204      $ 11,904      $  3,679,572      $ 145,582,999
                                      ========================================================================================

                            See Accompanying Notes.

                                 NESTOR PARTNERS
                 STATEMENTS OF FINANCIAL HIGHLIGHTS (UNAUDITED)

                                                                      LIMITED       SPECIAL LIMITED
FOR THE THREE MONTHS ENDED MARCH 31, 2004                             PARTNERS          PARTNERS
---------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE CAPITAL (a):
  Net investment income (loss)                                          (2.51)%          0.31%
                                                                  =================================

  Total expenses                                                         3.48%           0.66%
  Profit share allocation                                                2.25%             --%
                                                                  ---------------------------------
  TOTAL EXPENSES AND PROFIT SHARE ALLOCATION                             5.73%           0.66%
                                                                  =================================

Total return before profit share allocation                              4.04%           4.78%
Profit share allocation                                                 (0.58)%            --%
                                                                  ---------------------------------
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION                               3.46%           4.78%
                                                                  =================================


                                                                      LIMITED       SPECIAL LIMITED
FOR THE THREE MONTHS ENDED MARCH 31, 2003                             PARTNERS          PARTNERS
---------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE CAPITAL (a):
  Net investment income (loss)                                          (3.54)%          0.76%
                                                                  =================================

  Total expenses                                                         4.98%           0.67%
  Profit share allocation                                                0.95%             --%
                                                                  --------------------------------
  TOTAL EXPENSES AND PROFIT SHARE ALLOCATION                            5.93 %           0.67%
                                                                  =================================

Total return before profit share allocation                              1.08%           2.17%
Profit share allocation                                                 (0.25)%            --%
                                                                  ---------------------------------
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION                               0.83%           2.17%
                                                                  =================================

(a) Annualized

                            See Accompanying Notes.

NESTOR PARTNERS

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The accompanying unaudited financial statements, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Partnership's financial condition at March 31, 2004 (unaudited) and December 31, 2003 and the results of its operations (unaudited) for the three-month period ended March 31, 2004 and 2003. These financial statements present the results of interim periods and do not include all disclosures normally provided in annual financial statements. It is suggested that these financial statements be read in conjunction with the Partnership's audited financial statements for the year ended December 31, 2003, included in the Partnership's Registration Statement on Form 10 filed with the Securities and Exchange Commission

The Partnership pays administrative expenses for legal, audit and accounting services, up to 0.25 of 1% per annum of the Partnership's average month-end net assets. A portion of such expenses are paid to an affiliate of the General Partner, The Millburn Corporation, for the provision of accounting services to the Partnership. The Partnership incurred administrative expenses of $142,663 and $90,357 during the three months ended March 31, 2004 and 2003, respectively, of which $94,128 and $69,687, respectively, relates to legal and accounting services provided to the Partnership by an affiliate of the General Partner. The General Partner pays all administrative expenses in excess of 0.25 of 1% per annum of the Partnership's average month-end net assets.

Interests sold through Selling Agents engaged by the General Partner are generally subject to a 2.5% redemption charge for redemptions made prior to the end of the twelfth month following their sale. All redemption charges will be paid to the General Partner. At March 31, 2004, $521 of redemption charges were owed to the General Partner.

The following table indicates the profit share earned by the General Partner from partner redemptions during the three-month period ended March 31, 2004 and 2003 as well as the profit share accrued at March 31, 2004 and 2003.

Profit share for three months ended March 31, 2004 increased $761,976, relative to the corresponding period in 2003. This increase was attributable to an increase in trading profits over the previous high point in trading profits, as defined in the Partnership's Limited Partnership Agreement (the "Agreement").

Profit share earned is credited to the New Profit memo account as defined in the Agreement. Profit share accrued at a given month-end during the year will not be earned by the General Partner until year-end, subject to terms as defined in the Agreement.

Three months ended:    Mar 31, 2004       Mar 31, 2003
                       ------------       ------------
Profit share earned      $   17,131        $   12,484
Profit share accrued        958,950           201,621
                       ------------       ------------
Total profit share       $  976,081        $  214,105

                         Report of Independent Auditors

To the Partners of
  Nestor Partners

We have audited the accompanying statements of financial condition of Nestor Partners (the "Partnership"), as of December 31, 2003 and 2002, including the condensed schedules of investments, and the related statements of operations, changes in partners' capital and financial highlights for the years then ended. These financial statements and financial highlights are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Nestor Partners at December 31, 2003 and 2002, and the results of its operations, changes in partners' capital and financial highlights for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                 Ernst & Young LLP

New York, New York
February 17, 2004

                                 Nestor Partners

                        Statements of Financial Condition


                                                                          DECEMBER 31
                                                                      2003            2002
                                                                  ----------------------------
ASSETS
Equity in trading accounts:
   Investments in U.S. Treasury notes--at market value
     (amortized cost $69,762,758 and $34,100,431)                 $ 69,779,438    $ 34,131,047
   Net unrealized appreciation on open futures and forward
     currency contracts                                              9,750,763       7,295,017
   Due from brokers                                                  3,114,869         156,808
   Cash denominated in foreign currencies (cost $851,372
     and $166,930)                                                     885,274         174,734
                                                                  ----------------------------
Total equity in trading accounts                                    83,530,344      41,757,606
                                                                  ----------------------------

Investments in U.S. Treasury notes--at market value (amortized
   cost $109,375,528 and $90,083,652)                              109,392,119      90,164,533
Cash and cash equivalents                                           19,727,500      11,901,106
Accrued interest receivable                                          1,836,774       1,591,499
                                                                  ----------------------------
Total assets                                                      $214,486,737    $145,414,744
                                                                  ============================

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Capital contributions received in advance                         $  2,393,300    $  2,851,019
Due to brokers                                                         631,451         959,043
Accrued brokerage commissions                                          465,695         301,447
Accrued expenses                                                       332,093         346,402
                                                                  ----------------------------
Total liabilities                                                    3,822,539       4,457,911
                                                                  ----------------------------

Partners' capital                                                  210,664,198     140,956,833
                                                                  ----------------------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                           $214,486,737    $145,414,744
                                                                  ============================

                            See Accompanying Notes.

                                 NESTOR PARTNERS

                        CONDENSED SCHEDULE OF INVESTMENTS

                                DECEMBER 31, 2003

                                                               NET UNREALIZED
                                                                APPRECIATION/           NET
                                                               (DEPRECIATION)       UNREALIZED
                                                                 AS A % OF         APPRECIATION
FUTURES AND FORWARD CURRENCY CONTRACTS                       PARTNERS' CAPITAL    (DEPRECIATION)
------------------------------------------------------------------------------------------------
LONG FUTURES CONTRACTS
   Energies                                                        (0.75)%         $ (1,569,867)
   Interest rates                                                   0.04%                77,990
   Metals                                                           0.93%             1,966,898
   Softs                                                           (0.05)%             (111,075)
   Stock indices                                                    0.48%             1,012,623
                                                             ----------------------------------
Total long futures contracts                                        0.65%             1,376,569
                                                             ----------------------------------

SHORT FUTURES CONTRACTS
   Grains                                                           0.00%                  (300)
   Interest rates                                                  (0.02)%              (50,447)
                                                             ----------------------------------
Total short futures contracts                                      (0.02)%              (50,747)
                                                             ----------------------------------
TOTAL INVESTMENTS IN FUTURES CONTRACTS (NET)                        0.63%             1,325,822
                                                             ----------------------------------

Total long forward currency contracts                               5.65%            11,893,473
Total short forward currency contracts                             (1.65)%           (3,468,532)
                                                             ----------------------------------
TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS (NET)               4.00%             8,424,941
                                                             ----------------------------------

TOTAL INVESTMENT IN FUTURES AND FORWARD CURRENCY CONTRACTS          4.63%          $  9,750,763
                                                             ==================================


                                                                    VALUE AS A % OF
         FACE                                                          PARTNERS'
        AMOUNT    DESCRIPTION                                           CAPITAL              VALUE
-----------------------------------------------------------------------------------------------------
                  INVESTMENTS IN U.S. TREASURY NOTES
     $60,800,000     U.S. Treasury notes, 4.750%, 02/15/2004             28.64%         $  60,342,850
      61,580,000     U.S. Treasury notes, 3.375%, 04/30/2004             29.46%            62,061,094
      56,380,000     U.S. Treasury notes, 2.125%, 08/31/2004             26.95%            56,767,613
                                                                    ---------------------------------
                  TOTAL INVESTMENTS IN U.S. TREASURY NOTES
                     (AMORTIZED COST $179,138,286)                       85.05%         $ 179,171,557
                                                                    =================================

SEE ACCOMPANYING NOTES.

                                 Nestor Partners

                        Condensed Schedule of Investments

                                December 31, 2002

                                                                          NET UNREALIZED
                                                                           APPRECIATION/           NET
                                                                          (DEPRECIATION)       UNREALIZED
                                                                            AS A % OF         APPRECIATION
FUTURES AND FORWARD CURRENCY CONTRACTS                                  PARTNERS' CAPITAL    (DEPRECIATION)
-------------------------------------------------------------------------------------------------------------
LONG FUTURES CONTRACTS
   Energies                                                                      0.87%          $ 1,221,956
   Interest rates                                                                2.96%            4,178,578
   Metals                                                                        0.48%              676,686
   Softs                                                                         0.00%               (6,175)
                                                                          ---------------------------------
Total long futures contracts                                                     4.31%            6,071,045
                                                                          ---------------------------------

SHORT FUTURES CONTRACTS
   Grains                                                                        0.18%              250,850
   Metals                                                                       (0.14)%            (191,181)
   Softs                                                                         0.02%               32,944
   Stock indices                                                                 0.30%              420,748
                                                                          ---------------------------------
Total long futures contracts                                                     0.36%              513,361
                                                                          ---------------------------------
TOTAL INVESTMENTS IN FUTURES CONTRACTS (NET)                                     4.67%            6,584,406
                                                                          ---------------------------------

Total long forward currency contracts                                            0.59%              831,696
Total short forward currency contracts                                          (0.09)%            (121,085)
                                                                          ---------------------------------
TOTAL INVESTMENTS IN FORWARD CURRENCY CONTRACTS (NET)                            0.50%              710,611
                                                                          ---------------------------------

TOTAL INVESTMENT IN FUTURES AND FORWARD CURRENCY CONTRACTS                       5.17%          $ 7,295,017
                                                                          =================================


                                                                           VALUE AS A % OF
         FACE                                                                 PARTNERS'
        AMOUNT    DESCRIPTION                                                  CAPITAL               VALUE
------------------------------------------------------------------------------------------------------------
                  INVESTMENTS IN U.S. TREASURY NOTES
     $41,015,000     U.S. Treasury notes, 4.625%, 02/28/2003                    29.25%          $ 41,232,892
      41,000,000     U.S. Treasury notes, 4.000%, 04/30/2003                    29.35%            41,371,563
      41,075,000     U.S. Treasury notes, 3.875%, 07/31/2003                    29.58%            41,691,125
                                                                           ---------------------------------
                  TOTAL INVESTMENTS IN U.S. TREASURY NOTES
                     (AMORTIZED COST $124,184,083)                              88.18%          $124,295,580
                                                                           =================================

SEE ACCOMPANYING NOTES.

                                 Nestor Partners

                            Statements of Operations


                                                             YEAR ENDED DECEMBER 31
                                                              2003             2002
                                                         -----------------------------
INVESTMENT INCOME
Interest income                                          $  2,061,312     $  2,985,561

EXPENSES

Brokerage fees                                              5,378,592        4,580,773
Administrative expenses                                       456,873          393,610
                                                         -----------------------------
Total expenses                                              5,835,465        4,974,383

Net investment loss                                        (3,774,153)      (1,988,822)
                                                         -----------------------------

NET REALIZED AND UNREALIZED GAINS (LOSSES)
Net realized gains (losses) on closed positions:
     Futures and forward currency contracts                 4,326,292       38,730,144
     Foreign exchange translation                             (17,386)         186,668
Net change in unrealized appreciation (depreciation):
     Futures and forward currency contracts                 2,455,746          306,168
     Foreign exchange translation                              61,335          (35,984)
Net losses from U.S. Treasury notes:
     Net change in unrealized depreciation                    (78,226)        (352,212)
                                                         -----------------------------
Total net realized and unrealized gains                     6,747,761       38,834,784
                                                         -----------------------------

Net income                                                  2,973,608       36,845,962
Less profit share to General Partner                          668,526        3,393,398
                                                         -----------------------------
Net income after profit share to General Partner         $  2,305,082     $ 33,452,564
                                                         =============================

SEE ACCOMPANYING NOTES.

                                 Nestor Partners

                   Statements of Changes in Partners' Capital

                     Years ended December 31, 2003 and 2002


                                                        SPECIAL           NEW PROFIT
                                      LIMITED           LIMITED              MEMO             GENERAL
                                     PARTNERS           PARTNERS           ACCOUNT            PARTNER             TOTAL
                                  -----------------------------------------------------------------------------------------
Partners' capital at
   December 31, 2001              $ 107,926,503      $  42,528,256      $      60,789      $   3,065,692      $ 153,581,240
Contributions                        15,479,029            500,000                 --                 --         15,979,029
Withdrawals                         (59,131,342)        (5,718,056)                --           (600,000)       (65,449,398)
Net income                           22,412,496         13,389,784            105,249            938,433         36,845,962
General Partner's allocation:
   New Profit                        (3,393,398)                --          3,393,398                 --                 --
Transfer of New Profit Memo
   Account to General Partner                --                 --         (3,559,436)         3,559,436                 --
                                  -----------------------------------------------------------------------------------------
Partners' capital at
   December 31, 2002                 83,293,288         50,699,984                 --          6,963,561        140,956,833
                                  -----------------------------------------------------------------------------------------
Contributions                        91,034,716            948,664                 --                 --         91,983,380
Withdrawals                         (14,681,027)        (7,009,160)                --         (3,559,436)       (25,249,623)
Net income (loss)                      (427,451)         3,189,282            (11,126)           222,903          2,973,608
General Partner's allocation:
   New Profit                          (668,526)                --            668,526                 --                 --
Transfer of New Profit Memo
   Account to General Partner                --                 --           (657,400)           657,400                 --
                                  -----------------------------------------------------------------------------------------
Partners' capital at
   December 31, 2003              $ 158,551,000      $  47,828,770      $          --      $   4,284,428      $ 210,664,198
                                  =========================================================================================

SEE ACCOMPANYING NOTES.

                                 Nestor Partners

                       Statements of Financial Highlights

                     Years ended December 31, 2003 and 2002

                                                                        SPECIAL
                                                        LIMITED         LIMITED
YEAR ENDED DECEMBER 31, 2003                           PARTNERS         PARTNERS
--------------------------------------------------------------------------------

RATIOS TO AVERAGE CAPITAL:
   Net investment income (loss)                         (3.50)%           0.52%
                                                   =============================

   Total expenses                                        4.71%            0.69%
   Profit share allocation                               0.58%              --
                                                   -----------------------------
   TOTAL EXPENSES AND PROFIT SHARE ALLOCATION            5.29%            0.69%
                                                   =============================

Total return before profit share allocation              2.42%            6.55%
Profit share allocation                                 (0.77)%             --
                                                   -----------------------------
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION               1.65%            6.55%
                                                   =============================

                                                                         SPECIAL
                                                       LIMITED           LIMITED
YEAR ENDED DECEMBER 31, 2002                           PARTNERS         PARTNERS
--------------------------------------------------------------------------------

RATIOS TO AVERAGE CAPITAL:
   Net investment income (loss)                         (2.60)%           1.23%
                                                   =============================

   Total expenses                                        4.59%            0.74%
   Profit share allocation                               3.38%              --
                                                   -----------------------------
   TOTAL EXPENSES AND PROFIT SHARE ALLOCATION            7.97%            0.74%
                                                   =============================

Total return before profit share allocation             28.07%           33.11%
Profit share allocation                                 (4.31)%             --
                                                   -----------------------------
TOTAL RETURN AFTER PROFIT SHARE ALLOCATION              23.76%           33.11%
                                                   =============================

SEE ACCOMPANYING NOTES.

                                 Nestor Partners

                          Notes to Financial Statements

                                December 31, 2003

1. ORGANIZATION OF THE PARTNERSHIP

Nestor Partners (the "Partnership") is a limited partnership, which was organized in 1976 under the New Jersey Uniform Limited Partnership Act. The Limited Partnership Agreement (the "Agreement") was amended and restated as of October 30, 1997. The Partnership engages in the speculative trading of futures and forward currency contracts. The instruments that are traded by the Partnership are volatile and involve a high degree of market risk.

The General Partner of the Partnership is Millburn Ridgefield Corporation (the "General Partner"). Principals, employees, and other affiliates of the General Partner have invested in the Partnership as special limited partners.

The Agreement provides that subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions, as it deems necessary or desirable to manage the business of the Partnership.

The limited partners, special limited partners, New Profit Memo Account and the General Partner share in the profits and losses of the Partnership, which are determined before brokerage commissions (see Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (see Note 3). No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits allocated to their capital accounts, if any. Subject to certain conditions, a partner may withdraw/redeem part or all of his capital contribution and undistributed profits, if any, from the Partnership as of the end of any month.

The  General   Partner,   subject  to  Commodity   Futures  Trading   Commission
requirements, may (at its discretion) sell additional Limited Partnership Interests to persons desiring to become limited partners.

The Partnership will terminate on October 31, 2017 or in the event of certain other circumstances, as defined in the Agreement.

                                 Nestor Partners

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

The Partnership records its transactions in futures and forward currency contracts, including related income and expenses, on a trade date basis.

Open futures contracts are valued at market value and open forward currency contracts are valued at fair value which is based on pricing models that consider the time value of money and the current market and contractual prices of the underlying financial instruments. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures and forward currency contracts are recognized in the periods in which the contracts are closed or the changes occur, and are included in net realized and unrealized gains (losses) in the statements of operations.

Investments in U.S. Treasury notes are valued at the market value based on bid quotations reported daily in The Wall Street Journal. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes using the effective interest method. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership's trading obligations with respect to derivative contracts and are held for safekeeping in a custody account.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities denominated in foreign currencies are translated at quoted prices of such currencies. Purchases and sales of investments are translated at the exchange rate prevailing when such transactions occurred.

BROKERAGE FEES

The Agreement provides that the Partnership shall charge the limited partners' capital accounts and pay the General Partner brokerage fees at a fixed rate of 0.542% per month of net asset value (6.5% per annum) of limited partnership interests. Effective July 1, 2003 the General Partner reduced the brokerage fee rate to 0.458% per month of net asset value (5.5% per annum). The General Partner retains the right to charge less than the annual brokerage rate of 6.5% (5.5% effective July 1, 2003). The General Partner bears all commission and clearing charges due to third party brokers.

                                 Nestor Partners

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADMINISTRATIVE EXPENSES

The Partnership bears expenses, including periodic legal, accounting and filing fees, up to an amount equal to 1/4 of 1% per annum of the average net assets of the Partnership. The General Partner bears any excess over such amounts. The Partnership will pay any extraordinary expenses applicable to it.

The Partnership incurred administrative expenses of $321,361 and $312,732 in 2003 and 2002, respectively, which relates to legal and accounting services provided to the Partnership by an affiliate of the General Partner.

INCOME TAXES

Income taxes have not been provided, as each partner is individually liable for the taxes, if any, on their share of the Partnership's income and expenses.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Partnership's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," approximates the carrying amounts presented in the statements of financial condition.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures reported in the financial statements. Actual results could differ from these estimates.

RIGHT OF OFFSET

The customer agreements between the Partnership and its brokers give the Partnership the legal right to net unrealized gains and losses. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

                                 Nestor Partners

3. PROFIT SHARE ALLOCATION

The Agreement provides that the General Partner's profit share equal to 20% of Trading Profits (as defined in the Agreement) at the end of each year is charged to the limited partners' capital accounts. However, for limited partners' withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date was at year end.

Any profit share charged is added to the General Partner's capital account to the extent net taxable capital gains are allocated to the General Partner, and the remainder, if any, of such profit share is added to the New Profit Memo Account. The General Partner may not make any withdrawal from the balance in the New Profit Memo Account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year's profit share, a corresponding amount is transferred from the New Profit memo account to the General Partner's capital account.

4. DUE FROM/TO BROKERS

At December 31, 2003 and 2002, the due from brokers and due to brokers balances in the statements of financial condition include cash receivable from and payable to brokers.

5. TRADING ACTIVITIES

The Partnership conducts its trading activities with various brokers acting either as a broker or counterparty to various transactions. At December 31, 2003 and 2002, net cash and treasury notes aggregating $73,148,130, and $33,503,546, respectively, included in the Partnership's equity in trading accounts, were held by such brokers in segregated accounts as collateral as required by U.S. Commodity Futures Trading Commission's regulations or by the counterparty bank or broker. Such collateral can be sold or repledged by the counterparties, at their discretion.

The Partnership enters into contracts with various financial institutions that contain a variety of indemnifications. The Partnership's maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

                                 Nestor Partners

6. DERIVATIVE INSTRUMENTS

The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include futures and forward currency contracts which may be traded on an exchange ("exchange-traded contracts") or over-the-counter ("OTC contracts").

The Partnership records its derivative activities on a mark-to-market basis as described in Note 2. For OTC contracts, the Partnership enters into master netting agreements with its counterparties. Therefore, assets represent the Partnership's unrealized gains, less unrealized losses for OTC contracts in which the Partnership has a master netting agreement. Similarly, liabilities represent net amounts owed to counterparties on OTC contracts.

Futures contracts are agreements to buy or sell an underlying asset or index for a set price in the future. Initial margin deposits are made upon entering into futures contracts and can be either in cash or treasury securities. Open futures contracts are revalued on a daily basis to reflect the market value of the contracts at the end of each trading day. Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Partnership records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the time it was closed. The Partnership bears the market risk that arises from changes in the value of these financial instruments.

Forward currency contracts entered into by the Partnership represent a firm commitment to buy or sell an underlying currency at a specified value and point in time based upon an agreed or contracted quantity. The ultimate gain or loss is equal to the difference between the value of the contract at the onset and the value of the contract at settlement date.

Each of these financial instruments is subject to various risks similar to those related to the underlying financial instruments, including market risk, credit risk and sovereign risk.

Market risk is the potential change in the value of the instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The financial instruments traded by the Partnership contain varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward

                                 Nestor Partners

6. DERIVATIVE INSTRUMENTS (CONTINUED)

currency contracts underlying the financial instruments or the Partnership's satisfaction of the obligations may exceed the amount recognized in the statements of financial condition.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of OTC transactions, the Partnership must rely solely on the credit of the individual counterparties. The contract amounts of the forward currency and futures contracts do not represent the Partnership's risk of loss due to counterparty nonperformance. The Partnership's exposure to credit risk associated with counterparty nonperformance of these contracts is limited to the unrealized gains inherent in such contracts, which are recognized in the statements of financial condition.

Derivative contracts with a net unrealized gain (asset) of $8,424,941 and $710,611 at December 31, 2003 and 2002, respectively, are related to forward currency contracts with the remaining unrealized gains related to exchange-traded futures contracts. The primary difference in the risks associated with OTC contracts and exchange-traded contracts is credit risk. The Partnership views its credit exposure to be $14,084,183 and $6,328,309 at December 31, 2003 and 2002, respectively, representing the fair value of OTC contracts in an unrealized gain position.

The Partnership's trading activities are primarily with brokers and other financial institutions located in North America, Europe and Asia. All futures and forward currency transactions of the Partnership are cleared by major securities firms pursuant to customer agreements. The Partnership limits its concentration risk by executing trades and maintaining accounts with several brokers.

The Partnership is subject to sovereign risk such as the risk of restrictions being imposed by foreign governments on the repatriation of cash and the effects of political or economic uncertainties. Net unrealized appreciation (depreciation) on futures and forward currency contracts are denominated in the functional currency. Cash settlement of futures and forward currency contracts is made in the local currency (settlement currency) and then translated to the functional currency (U.S. Dollar).

                                 Nestor Partners

6. DERIVATIVE INSTRUMENTS (CONTINUED)

Net unrealized appreciation (depreciation) on futures and forward currency contracts by settlement currency type, denominated in the functional currency, is detailed below:


                                                         DECEMBER 31,

                             ----------------------------------------------------------------------
                                           2003                                    2002
                             -------------------------------         ------------------------------
                                TOTAL NET                              TOTAL NET
                               UNREALIZED                             UNREALIZED
                              APPRECIATION/       PERCENT OF         APPRECIATION/       PERCENT OF
CURRENCY TYPE                (DEPRECIATION)         TOTAL            (DEPRECIATION)        TOTAL
------------------------------------------------------------         ------------------------------
British pound                $       21,214          0.22%           $      234,005         3.21%
Euro                                856,172          8.78                 3,494,486        47.90
Hong Kong dollar                     63,159          0.65                   200,737         2.75
Japanese yen                       (403,231)        (4.14)                 (341,794)       (4.69)
Norwegian krona                  (1,355,458)       (13.90)                  (56,994)       (0.78)
U.S. dollar                      10,568,907        108.39                 3,764,577        51.61
                             -------------------------------         ------------------------------
TOTAL                        $    9,750,763        100.00%           $    7,295,017       100.00%
                             ===============================         ==============================

7. FINANCIAL HIGHLIGHTS

The ratios are calculated based on limited partners' capital and special limited partners' capital taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner's capital account may vary from these ratios based on the timing of capital transactions and differences in individual investor's brokerage fees and profit share allocation arrangements.

Returns are calculated for limited partners and special limited partners taken as a whole. An individual partner's returns may vary from these returns based on the timing of capital transactions and differences in individual partners' brokerage fees and profit share allocation arrangements.

                                 Nestor Partners

8. SUBSEQUENT EVENTS

As of February 17, 2004, special limited partners made contributions and withdrawals of approximately $211,523 and $33,591, respectively, limited partners made contributions and withdrawals of approximately $12,246,175 and $1,372,678, respectively, and the General Partner made a withdrawal of approximately $657,400.

During the year ended December 31, 2003, the number of partners in the Partnership exceeded 500. As a result, pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, the Partnership will be required to register with the Securities and Exchange Commission, and will be subject to periodic reporting requirements in the 2004 fiscal year.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Nestor Partners:

In our opinion, the accompanying statements of financial condition, including the condensed schedule of investments, and the related statements of operations and of changes in partners' capital present fairly, in all material respects, the financial position of Nestor Partners at December 31, 2001 and 2000, and the results of its operations and the change in its partners' capital for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the General Partner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
February 21, 2002

NESTOR PARTNERS
STATEMENTS OF FINANCIAL CONDITION
AT DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


ASSETS                                                                                              2001                    2000
Equity in trading accounts:
    Cash                                                                                        $  2,317,482            $  3,660,001
    Cash denominated in foreign currencies (cost $494,516 and
      $3,158,951 at December 31, 2001 and 2000, respectively)                                        503,069               3,454,742
    Investments in U.S. Treasury bills - at value (amortized
      cost $0 and $8,392,770 at December 31, 2001
      and 2000, respectively)                                                                             --               8,392,770
    Investments in U.S. Treasury notes - at value
      (amortized cost $64,762,372 and $46,437,938 at December
      31, 2001 and 2000, respectively)                                                            64,897,503              46,857,338
    Net unrealized appreciation on open contracts                                                  6,988,849              31,633,896
                                                                                                ------------            ------------

             TOTAL EQUITY IN TRADING ACCOUNTS                                                     74,706,903              93,998,747

Investments in U.S. Treasury bills - at value (amortized cost
    $0 and $57,227,943 at December 31, 2001 and
    2000, respectively)                                                                                   --              57,227,943
Investments in U.S. Treasury notes - at value (amortized cost
     $70,636,200 and $15,328,548 at December 31, 2001 and 2000,                                   70,964,778              15,455,662
    respectively)
Money market fund                                                                                  7,899,039              15,690,842
Accrued interest receivable                                                                        2,117,211                 801,814
                                                                                                ------------            ------------

             TOTAL ASSETS                                                                       $155,687,931            $183,175,008
                                                                                                ============            ============

LIABILITIES AND PARTNERS' CAPITAL

Due to broker                                                                                   $    856,715            $  5,466,616
Accrued expenses                                                                                     370,200                 417,975
Accrued brokerage commissions                                                                        377,590                 444,999
Capital contributions received in advance                                                            502,186                 196,398
                                                                                                ------------            ------------

             TOTAL LIABILITIES                                                                     2,106,691               6,525,988

Partners' capital                                                                                153,581,240             176,649,020
                                                                                                ------------            ------------

             TOTAL LIABILITIES AND PARTNERS' CAPITAL                                            $155,687,931            $183,175,008
                                                                                                ============            ============

                 See accompanying notes to financial statements.

NESTOR PARTNERS
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


                                                                                                      2001                 2000
INVESTMENT INCOME
    Interest income                                                                               $  7,983,764         $  9,145,428
                                                                                                  ------------         ------------

EXPENSES

    Administrative expenses                                                                            422,147              427,852
    Brokerage commissions                                                                            5,834,846            6,254,028
                                                                                                  ------------         ------------

             TOTAL EXPENSES                                                                          6,256,993            6,681,880
                                                                                                  ------------         ------------

             NET INVESTMENT INCOME                                                                   1,726,771            2,463,548
                                                                                                  ------------         ------------

REALIZED AND UNREALIZED GAINS (LOSSES)
    Net gains (losses) on trading of futures and forward contracts Net realized gains (losses) on closed positions:

        Futures and forward contracts                                                               15,081,989             (920,304)
        Foreign exchange transactions                                                                   67,769             (335,189)
                                                                                                  ------------         ------------

             Net realized gains (losses) on closed positions                                        15,149,758           (1,255,493)
                                                                                                  ------------         ------------

      Net change in unrealized appreciation (depreciation):

        Futures and forward contracts                                                              (24,645,047)          21,204,365
        Foreign exchange translations                                                                 (287,238)             467,709
                                                                                                  ------------         ------------

             Net change in unrealized appreciation (depreciation)                                  (24,932,285)          21,672,074
                                                                                                  ------------         ------------

             Net realized and unrealized gains (losses) on
               trading of futures and forward contracts                                             (9,782,527)          20,416,581
                                                                                                  ------------         ------------

    Net gains (losses) from U.S. Treasury obligations
      Net realized gains                                                                                    --               49,302
      Net change in unrealized appreciation (depreciation)                                             (82,805)             546,514
                                                                                                  ------------         ------------

             Net gains (losses) from U.S. Treasury obligations                                         (82,805)             595,816
                                                                                                  ------------         ------------

             TOTAL NET REALIZED AND UNREALIZED GAINS (LOSSES)                                       (9,865,332)          21,012,397
                                                                                                  ------------         ------------

             NET INCOME (LOSS)                                                                      (8,138,561)          23,475,945
                                                                                                  ------------         ------------

    Less profit share to General Partner                                                                65,922            3,379,278
                                                                                                  ------------         ------------

             NET INCOME (LOSS) FOR ALLOCATION TO PARTNERS                                         $ (8,204,483)        $ 20,096,667
                                                                                                  ------------         ------------

                 See accompanying notes to financial statements.

NESTOR PARTNERS
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------


                                                               SPECIAL          NEW PROFIT
                                             LIMITED           LIMITED              MEMO              GENERAL
                                             PARTNERS          PARTNERS            ACCOUNT            PARTNER             TOTAL
PARTNERS' CAPITAL AT
  DECEMBER 31, 1999                       $ 156,431,760      $  42,533,734      $     204,696      $   5,345,163      $ 204,515,353

Net income                                   11,420,165          7,480,358             44,835          1,151,309         20,096,667

Withdrawals                                 (49,773,937)        (6,978,036)                --                 --        (56,751,973)

Contributions                                 4,984,231            425,464                 --                 --          5,409,695

General Partner's allocation
  - New Profit                                       --                 --              3,990          3,375,288          3,379,278

Transfer of New Profit memo
  account to General Partner                         --                 --           (253,521)           253,521                 --
                                          -------------      -------------      -------------      -------------      -------------

PARTNERS' CAPITAL AT
  DECEMBER 31, 2000                         123,062,219         43,461,520                 --         10,125,281        176,649,020
                                          -------------      -------------      -------------      -------------      -------------

Net loss                                     (7,089,228)        (1,029,343)            (5,133)           (80,779)        (8,204,483)

Withdrawals                                 (19,784,103)        (4,952,313)                --         (6,978,810)       (31,715,226)

Contributions                                11,737,615          5,048,392                 --                 --         16,786,007

General Partner's allocation
  - New Profit                                       --                 --             65,922                 --             65,922
                                          -------------      -------------      -------------      -------------      -------------

PARTNERS' CAPITAL AT
  DECEMBER 31, 2001                       $ 107,926,503      $  42,528,256      $      60,789      $   3,065,692      $ 153,581,240
                                          =============      =============      =============      =============      =============

                 See accompanying notes to financial statements.

NESTOR PARTNERS
CONDENSED SCHEDULE OF INVESTMENTS
AT DECEMBER 31, 2001
--------------------------------------------------------------------------------


                                                                             NET
                                                                        UNREALIZED
                                                                       APPRECIATION/             NET
                                                                      (DEPRECIATION)         UNREALIZED
                                                                        AS A % OF            APPRECIATION/
                                                                     PARTNERS' CAPITAL      (DEPRECIATION)
                                                                     -----------------      --------------
Futures contracts purchased:
    Energies                                                              (0.15)%            $   (62,444)
    Interest rates                                                                              (220,535)
    Metals                                                                                        47,320
    Stock indices                                                                                   (684)
                                                                                             -----------

             TOTAL FUTURES CONTRACTS PURCHASED                                                  (236,343)

Futures contracts sold:                                                   (0.22)%
    Softs                                                                                        (87,569)
    Energies                                                                                     590,506
    Interest rates                                                                               711,528
    Metals                                                                                    (1,589,377)
    Stock indices                                                                                 44,863
                                                                                             -----------

             TOTAL FUTURES CONTRACTS SOLD                                                       (330,049)
                                                                                             -----------

             TOTAL INVESTMENT IN FUTURES CONTRACTS                        (0.37)%               (566,392)
                                                                                             -----------

Forward contracts purchased                                                1.74%               2,678,180
                                                                                             -----------

Forward contracts sold                                                     3.18%               4,877,061
                                                                                             -----------

             TOTAL INVESTMENT IN FORWARD CONTRACTS                         4.92%               7,555,241
                                                                                             -----------

             TOTAL INVESTMENT IN FUTURES AND FORWARD CONTRACTS             4.55%             $ 6,988,849
                                                                                             -----------


                                                                VALUE AS
                                                                 A % OF
                                                            PARTNERS' CAPITAL           VALUE
                                                            -----------------           -----
FACE AMOUNT     INVESTMENTS IN U.S. TREASURY NOTES

                Government - United States
41,550,000      U.S. Treasury notes, 6.50%, 05/31/2002            88.46%             $ 42,381,000
33,000,000      U.S. Treasury notes, 6.375%, 08/15/2002                                33,928,125
44,300,000      U.S. Treasury notes, 6.25%, 02/28/2002                                 44,604,563
14,500,000      U.S. Treasury notes, 5.75%, 10/31/2002                                 14,948,593
                                                                                     ------------

                  TOTAL INVESTMENTS IN U.S. TREASURY NOTES
                     (AMORTIZED COST $135,398,572)                88.46%              135,862,281
                                                                                     ------------

                TOTAL INVESTMENTS                                                     142,851,130

                OTHER ASSETS IN EXCESS OF OTHER LIABILITIES                            10,730,110
                                                                                     ------------

                TOTAL PARTNERS' CAPITAL                                              $153,581,240
                                                                                     ============

                 See accompanying notes to financial statements.

NESTOR PARTNERS
CONDENSED SCHEDULE OF INVESTMENTS
AT DECEMBER 31, 2001 (CONTINUED)
--------------------------------------------------------------------------------


                                                           PERCENT OF          NET
                                                          UNREALIZED TO     UNREALIZED
                                                             TOTAL         APPECIATION/
CURRENCY COMPOSITION - FUTURES AND FORWARD CONTRACTS       UNREALIZED     (DEPRECIATION)
                                                          -------------   --------------
British pound                                                 9.33%       $   652,193
Euro                                                         18.15%         1,268,372
Hong Kong dollar                                             -0.99%           (69,398)
Japanese yen                                                 28.83%         2,014,809
U.S. dollar                                                  44.68%         3,122,873
                                                            ------        -----------

             TOTAL                                          100.00%       $ 6,988,849
                                                            ======        ===========

                 See accompanying notes to financial statements.

NESTOR PARTNERS
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION OF THE PARTNERSHIP

      a. Nestor Partners (the "Partnership") is a limited partnership which was organized in 1976 under the New Jersey Uniform Limited Partnership Act. The Limited Partnership Agreement was amended and restated as of October 30, 1997. The Partnership engages in the speculative trading of futures and forward contracts. The instruments that are traded by the Partnership are volatile and involve a high degree of market risk.

      b. The General Partner of the Partnership is Millburn Ridgefield Corporation. Principals, employees, and other affiliates of the General Partner have invested in the Partnership as special limited partners.

      c. The limited partners, special limited partners, New Profit memo account and the General Partner share in the profits and losses of the Partnership determined before brokerage commissions (see Note 2) and profit share allocations on the basis of their proportionate interests of Partnership capital (see Note 4). No limited partner or special limited partner shall be liable for Partnership obligations in excess of their capital contribution plus profits, if any.

      d. The General Partner, subject to Commodity Futures Trading Commission requirements, may (at its discretion) sell additional Limited
            Partnership   Interests  to  persons   desiring  to  become  limited
            partners.

      e.    The  Partnership  will terminate on October 31, 2017 or in the event
            of  certain   other   circumstances,   as  defined  in  the  Limited
            Partnership Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A. INVESTMENTS

            Open futures and forward contracts are valued at market value. The difference between cost and carrying value of investments is reflected as unrealized appreciation (depreciation). Realized gains (losses) and changes in unrealized values on futures and forward contracts are recognized in the periods in which the contracts are closed or the changes occur, and are included in net gains (losses) on trading of futures and forward contracts.

            Investment in U.S. Treasury notes are valued at market value. The Partnership amortizes premiums and accretes discounts on U.S. Treasury notes using the straight-line method, which approximates the interest method. Investments in U.S. Treasury bills are valued at cost plus amortized discount which approximates value. Such securities are normally on deposit with financial institutions as collateral for performance of the Partnership's trading obligations or held for safekeeping in a custody account.

      B. FOREIGN CURRENCY TRANSLATION

            Assets and liabilities denominated in foreign currencies are translated at quoted prices of such currencies. Purchases and sales of investments are translated at the exchange rate prevailing when such transactions occurred.

      C. COMMISSIONS

            The Limited Partnership Agreement provides that the Partnership will pay the General Partner brokerage commissions at a fixed rate of 0.542% per month of net asset value (6.5%

NESTOR PARTNERS
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

            per annum) of limited partnership interests, which amount is charged to the limited partners' capital accounts. The General Partner retains the right to charge less than the annual brokerage rate of 6.5% with respect to the capital accounts of the investors who either subscribe to the Partnership without incurring a selling commission paid by the General Partner or are affiliated with the General Partner. The General Partner bears all commission and clearing charges due to third party brokers.

      D. ADMINISTRATIVE EXPENSES

            The Partnership bears expenses, including periodic legal, accounting and filing fees, up to an amount equal to 1/4 of 1% per annum of the average net assets of the Partnership. The General Partner bears any excess over such amounts. The Partnership will pay any taxes or extraordinary expenses applicable to it.

            The Partnership paid approximately $470,000 to an affiliate of the General Partner for legal and accounting services provided to the Partnership.

      E. INCOME TAXES

            Income taxes have not been provided, as each partner is individually liable for the taxes, if any, on their share of the Partnership's income and expenses.

      F. ESTIMATES

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

      G. RIGHT OF OFFSET

            The customer agreements between the Partnership and brokers give the Partnership the legal right to net unrealized gains and losses. Unrealized gains and losses related to offsetting transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

      H. RECLASSIFICATIONS

            Certain amounts in the financial statements for the year ended December 31, 2000 have been reclassified to conform to the presentation of the financial statements for the year ended December 31, 2001.

3. GENERAL PARTNER'S DUTIES

      The Limited Partnership Agreement provides that, subject to certain limitations, the General Partner shall conduct and manage the business of the Partnership. The General Partner has the right to make all investment decisions regarding the Partnership, authorize the payments of distributions to partners, enter into customer agreements with brokers and take such other actions as it deems necessary or desirable to manage the business of the Partnership.

4. GENERAL PARTNER'S PROFIT SHARE

      The Limited Partnership Agreement provides that a General Partner's profit share equal to 20% of Trading Profits (as defined in the limited partnership agreement), at the end of each year is

NESTOR PARTNERS
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      charged to the limited partners' capital accounts. However, for limited partners' withdrawals during the year, the profit share calculation shall be computed as though the withdrawal date were at year end.

      Any profit share charged is added to the General Partner's capital account to the extent net taxable capital gains are allocated to the General Partner, and the remainder, if any, of such profit share is added to the New Profit memo account. If, at the end of a subsequent year, net taxable gains are allocated to the General Partner in excess of such year's profit share, a corresponding amount is transferred from the New Profit memo account to the General Partner's capital account.

5. TRADING ACTIVITIES

      All of the derivatives owned by the Partnership, including futures and forwards, are held for trading purposes. The results of the Partnership's trading activity are shown in the statements of operations. The fair value of the derivative financial instruments, at December 31, 2001 and 2000 was $6,988,849 and $31,633,896, respectively.

      At December 31, 2001 and 2000, net cash, treasury notes and treasury bills aggregating $66,861,339 and $56,898,235, respectively, included in the Partnership's equity in trading accounts were held in segregated accounts as required by U.S. Commodity Futures Trading Commission regulations or by the counterparty bank or broker. Such collateral can be sold or repledged by the counterparties.

6. FINANCIAL HIGHLIGHTS

      Financial highlights for the year ended December 31, 2001 are as follows:


                                                                                     SPECIAL
                                                                         LIMITED     LIMITED
                                                                         PARTNERS    PARTNERS
      RATIOS TO AVERAGE NET ASSETS:
          Ratio of net investment income (loss)                           (0.19)%      3.97%
                                                                          =====        ====

          Ratios of expenses (1):
          Expenses                                                         4.94%       0.74%
          Profit share allocation                                          0.06%       0.00%
                                                                          -----        ----

                   RATIO OF TOTAL EXPENSES AND PROFIT SHARE ALLOCATION     5.00%       0.74%
                                                                          =====        ====

      TOTAL RETURN (2):
          Total return before profit share allocation                     (6.15)%     (2.30)%
          Profit share allocation                                         (0.02)%      0.00 %
                                                                          -----        ----

                   TOTAL RETURN AFTER PROFIT SHARE ALLOCATION             (6.17)%     (2.30)%
                                                                          =====        ====

      (1) The ratios of expenses to average net assets are calculated for each common class taken as a whole. The computation of such ratios based on the amount of expenses and profit share allocation assessed to an individual partner's capital account may vary from these ratios based on the timing of capital transactions and differences in individual investor's commission fees and profit share amounts.

NESTOR PARTNERS
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      (2) Total return is calculated for each common class taken as a whole. An individual investor's return may vary from these results based on the timing of capital transactions and differences in individual investor's commission fees and profit share amounts.

7. DERIVATIVE FINANCIAL INSTRUMENTS

      The Partnership is party to derivative financial instruments in the normal course of its business. These financial instruments include forwards and futures, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates. These instruments may be traded on an exchange or over-the-counter. Exchange traded instruments are standardized and include futures. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk.

      Market risk is the potential change in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in futures or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded. The Partnership's risk of loss due to market risk may exceed the related amounts presented in the statements of financial condition.

      Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is reduced to the extent that an exchange or clearing organization acts as a counterparty to futures transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of over-the-counter transactions, the Partnership must rely solely on the credit of the individual counterparties. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of financial condition, not to the contract or notional amounts of the instruments.

      The Partnership has limited concentration risk as it executes trades and maintains accounts with several brokers.

      The fair value of the Partnership's derivative financial instruments at December 31, 2001 and 2000 is detailed below:

                                            UNREALIZED     APPRECIATION
                                          ----------------------------
                                              GROSS            NET
      DECEMBER 31, 2001:
          Exchange traded                 $  2,619,521    $   (566,392)
          Non-exchange traded               10,438,196       7,555,241
                                          ------------    ------------
                                          $ 13,057,717    $  6,988,849
                                          ============    ============
      DECEMBER 31, 2000:
          Exchange traded                 $ 18,028,835    $ 16,346,640
          Non-exchange traded               17,230,988      15,287,256
                                          ------------    ------------
                                          $ 35,259,823    $ 31,633,896
                                          ============    ============

NESTOR PARTNERS
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8. WITHDRAWALS/REDEMPTIONS

      Subject to certain conditions, a partner may withdraw/redeem part or all of his capital contribution and undistributed profits, if any, from the Partnership as of the end of any month.

9. SUBSEQUENT EVENTS

      As of February 21, 2002, special limited partners made contributions and withdrawals of approximately $140,000 and $1,000,000, respectively. Limited partners made contributions and withdrawals of approximately $1,300,000 and $4,700,000, respectively.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors
Millburn Ridgefield Corporation


We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation (the Corporation) as of December 31, 2003. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit. The Corporation has investments in sponsored funds. The financial statements for certain of these sponsored funds were audited by other auditors. The value of such investments, audited by other auditors, at December 31, 2003, of $14,073,996, is derived from the audited financial statements of such funds. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based solely on the reports of such other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.



Hunt Valley, Maryland
March 31, 2004

                         MILLBURN RIDGEFIELD CORPORATION
                        STATEMENT OF FINANCIAL CONDITION
                                December 31, 2003

ASSETS

    Cash and cash equivalents                                        $ 2,186,082
    Commissions and fees receivable                                    3,424,064
    Loans receivable from stockholders and affiliates                  4,861,758
    Investments in sponsored funds                                    14,085,248
    Other investments                                                    644,303
    Other assets                                                       1,412,180
    Furniture and equipment, net of accumulated
       depreciation of $95,729                                             7,253
    Deferred fees                                                     14,583,770
              Total assets                                           $41,204,658
                                                                     ===========
LIABILITIES

    Accounts payable and accrued expenses                            $   691,469
    Due to affiliated company                                          2,455,102
    Due to Apollo Fund                                                 7,065,088
    Stockholders' distributions payable                                3,241,228
    Deferred compensation payable                                     14,583,770
                                                                     -----------
              Total liabilities                                       28,036,657
                                                                     -----------
    Commitments and contingencies --
       Common stock subject to repurchase,
           at redemption value                                         1,341,162
                                                                     -----------
STOCKHOLDERS' EQUITY
    Common stock -- $.005 par value; 300,000 shares
       authorized, 210,849 shares issued and outstanding
       (includes 19,980 shares of common stock subject
       to repurchase)                                                      1,054
    Additional paid-in capital                                         2,155,189
    Retained earnings                                                  9,670,596
                                                                     -----------
              Total stockholders' equity                              11,826,839
                                                                     -----------
              Total liabilities and stockholders' equity             $41,204,658
                                                                     ===========


INVESTORS IN THE PARTNERSHIP RECEIVE NO INTEREST IN THIS COMPANY.


                             See accompanying notes.

                         MILLBURN RIDGEFIELD CORPORATION

                          NOTES TO FINANCIAL STATEMENT

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           -----------------------------------------------------------

           A. General

              Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is registered with and subject to the regulations of the Commodity Futures Trading Commission (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association (NFA), an industry self-regulatory organization. In addition, the Corporation is registered with the United States Securities and Exchange Commission as an investment advisor.

              The Corporation's statement of financial condition is presented in accordance with accounting principles generally accepted in the United States of America. The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

           B. Cash and Cash Equivalents

              Cash and cash equivalents includes cash and investments in money market mutual funds.

           C. Investments in Sponsored Funds

              The Corporation is the general partner, managing owner or managing member of various commodity pools and investment funds formed as limited partnerships, trusts or limited liability companies collectively referred to as sponsored funds. The Corporation's investments in sponsored funds are carried at its share of the underlying equity in the net asset value of the funds. The funds carry their assets and liabilities at fair value as required by accounting principles generally accepted in the United States of America for such entities. The Corporation has not consolidated the assets, liabilities and operating results of its investments in sponsored funds as the Corporation does not have a controlling financial interest in such funds.

              As the sponsor, the Corporation has a fiduciary  responsibility to
              the  sponsored  funds  and  potential   liability  beyond  amounts
              recognized as an asset in the statement of financial condition.

           D. Foreign Currency Translation

              Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at quoted prices of such currencies.

                         MILLBURN RIDGEFIELD CORPORATION
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           -----------------------------------------------------------
           (CONTINUED)

           E. Other Investments

              The Corporation invests in various other commodity and investment funds sponsored by third parties. These investments are carried at their reported net asset values.

           F. Revenue Recognition

              Commission income is earned from sponsored funds generally based on a fixed percentage of the funds' net asset value, as defined in the respective governing documents of the sponsored funds.

              Incentive, management and other fees accrue based on the terms of the respective advisory agreements. Incentive fees generally are based on a percentage of the net profits experienced by a client account. Management fees generally are based on a fixed percentage of the client assets under management.

              Commissions and fees are recognized when earned, in accordance with the related advisory agreements.

           G. Income Taxes

              The Corporation has elected S corporation status, pursuant to which the Corporation does not pay U.S. Corporate or state income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation's taxable income.

Note 2.    INVESTMENTS IN SPONSORED FUNDS
           ------------------------------

           The Corporation has general partner interests in various limited partnerships and is the managing owner of two trusts, collectively referred to as sponsored funds. The Corporation's investments in such sponsored funds as of December 31, 2003, are as follows:

                      Nestor Partners                                $ 3,627,028
                      Global Macro Trust                               2,741,404
                      Citius Fund L.P.                                 1,662,450
                      Millburn MCo Partners L.P.                       1,390,503
                      Millburn Multi-Strategy Portfolio L.P.           1,007,005
                      Others                                           3,656,858
                                                                     -----------
                          Total                                      $14,085,248
                                                                     ===========

                         MILLBURN RIDGEFIELD CORPORATION
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)




Note 2.    INVESTMENTS IN SPONSORED FUNDS (CONTINUED)
           ------------------------------------------

           Summarized financial information for the more significant sponsored funds as of December 31, 2003, is as follows:


                                                 Nestor      Millburn MCo     Global                        Millburn Index
                                                Partners     Partners L.P.  Macro Trust      Apollo Fund    Partners L.P.
                                                --------     -------------  -----------      -----------    -------------

           Assets                             $214,486,737    $98,516,992   $248,208,066     $32,350,638    $39,483,445
           Liabilities                           3,822,539      3,647,014     19,268,090           2,554      4,041,945
                                              ------------    -----------   ------------     -----------    -----------

               Net asset value                $210,664,198    $94,869,978   $228,939,976     $32,348,084    $35,441,500
                                              ============    ===========   ============     ===========    ===========

           The combined net asset value of other sponsored funds as of December 31, 2003, is approximately $146,939,474.

           As the sponsor, the Corporation conducts and manages the respective businesses of the sponsored funds. The governing documents of the sponsored funds typically require the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total contributions or a minimum dollar amount (if greater). In addition, the governing documents for two of the public funds require the Corporation to maintain a minimum net worth equal to an amount determined by the total contributions made to the entities that the Corporation serves as the sponsor, not to exceed $1 million. These requirements are defined in each of the respective governing documents of the sponsored funds and the Corporation is in compliance with all such requirements.

           For managing the businesses of the sponsored funds, the Corporation earns commissions and fees based on the terms of the respective governing documents of the sponsored funds. As of December 31, 2003 the Corporation had a receivable of $1,941,243 from the sponsored funds for such commissions and fees. The Corporation earns an incentive allocation from certain sponsored funds, which are generally based on a fixed percentage (17.5% to 20%) of the sponsored fund's trading profits, as specified in the governing documents of the sponsored funds.

           The Corporation also receives administrative fees from several of the sponsored funds according to the governing documents of the sponsored funds for direct and indirect expenses paid on their behalf by the Corporation. The Corporation records an expense when such amounts are incurred and records a receivable from the funds as income when the amounts are due from the sponsored funds. The Corporation had a receivable of $499,021 from the sponsored funds for such reimbursements.

Note 3.    RELATED PARTY TRANSACTIONS
           --------------------------

           The Corporation has extensive transactions and relationships with affiliated companies. The affiliates provide administrative, accounting, research and other services to the Corporation. Additionally, CommInVest Research, L.P. (CIVR) owns the trading systems used by the Corporation in managing client assets. The Corporation, in turn, is charged consulting fees for such services. The Corporation owes $2,455,102 to The Millburn Corporation (TMC) at December 31, 2003 for consulting fees.

                         MILLBURN RIDGEFIELD CORPORATION
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 3.    RELATED PARTY TRANSACTIONS (CONTINUED)
           --------------------------------------

           From time to time, the Corporation enters into borrowing arrangements with Apollo Fund ("Apollo"), a limited partnership whose limited partners are the stockholders of the Corporation. Such borrowing arrangements are generally due on demand. Interest on these advances is based on a variable rate, which ranged from 3.41% to 3.68% during 2003. At December 31, 2003 the Corporation had outstanding borrowings of $7,065,088 due to Apollo Fund.

           The Corporation has loaned funds to TMC in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. The loan is due on demand with interest accruing at an annualized rate of 2.5% above the three-month Treasury Bill rate. The outstanding balance of the loan is $837,205 at December 31, 2003. Additionally, the Corporation has advanced TMC $240,926 to fund the security deposit for TMC's leased offices in NYC. This advance is non-interest bearing and is due on demand.

           The Corporation made unsecured advances of $3,751,161 to its stockholders during 2003, which remain outstanding at December 31, 2003. The advances are non-interest bearing and are due on demand. Management believes recovery of advances to stockholders is likely as the value of each stockholder's equity ownership interest at December 31, 2003 exceeds the amounts advanced to each stockholder.

           The Corporation has an agreement with CIVR to utilize CIVR's trading services and systems. In consideration for these services, the Corporation has agreed to pay CIVR its net fee income, as defined in the agreement, and a portion of its deferred fees earned from certain non-U.S. domiciled entities (see Note 4.) This agreement automatically renews each year unless terminated by the Corporation upon 30 days written notice to CIVR.

Note 4.    DEFERRED FEES
           -------------

           The Corporation has entered into deferred compensation agreements with Millburn International (Cayman) Limited ("International"), Nestor Partners II, LP ("Nestor II"), and Millburn Alternative Investments, Ltd. ("MAIL"). The Corporation is the advisor or general partner for these entities. Such agreements allow the Corporation to defer the receipt of all or a portion of the management and incentive fees and or net brokerage commissions earned in its capacity as advisor or general partner.

           Deferred fees are subject to the claims of the entities' general creditors. Pursuant to the terms of the applicable deferred compensation agreements, the fees may either remain invested in the entity and share in the earnings, appreciation or depreciation of the respective entities' assets or may be invested in other entities.

           The Corporation has agreed to pay these deferred fees to a certain stockholder, and to CIVR for providing trading and research services and systems (see Note 3). The Corporation is obligated to pay these amounts only to the extent that it receives payment from the non-U.S. domiciled entities.

                         MILLBURN RIDGEFIELD CORPORATION
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 4.    DEFERRED FEES (CONTINUED)
           -------------------------

           At December 31, 2003, the fees and commissions receivable under the deferred compensation agreements and the dates they are due are as follows:


                                                International        Nestor II           Mail                Total
                                                -------------        ---------           ----                -----

                           2003                  $   229,302        $        0        $         0         $   229,302
                           2004                            0         3,967,863            192,758           4,160,621
                           2005                    1,687,533                 0                  0           1,687,533
                           2007                    4,552,090                 0                  0           4,552,090
                           2009                    2,522,304                 0                  0           2,522,304
                           2010                    1,431,920                 0                  0           1,431,920
                                                 -----------        ----------        -----------         -----------

                                                 $10,423,149        $3,967,863        $   192,758         $14,583,770
                                                 ===========        ==========        ===========         ===========

Note 5.    TRADING ACTIVITIES AND RELATED RISKS
           ------------------------------------

           The sponsored funds engage in speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of diversified trading programs and may be traded on an exchange or over-the-counter. Exchange traded investments are standardized and include futures and certain options. The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the sponsored funds and the Corporation, as the sponsor, are exposed to market risk equal to the notional value of derivative contracts purchased and unlimited liability on such contracts sold short.

           The Corporation, as the sponsor, has established procedures to actively monitor market risk and minimize credit risk of the sponsored funds.

Note 6.    LEASE COMMITMENT

           The Corporation has a noncancelable lease for office space in Greenwich, Connecticut. The future minimum lease payments under this noncancelable lease are as follows:

                                2004              $ 94,901
                                2005                99,138
                                2006                99,138
                                2007                33,046
                                                  --------

                                                  $326,223
                                                  ========

                         MILLBURN RIDGEFIELD CORPORATION
                    NOTES TO FINANCIAL STATEMENT (CONTINUED)

Note 7.    STOCK REPURCHASE AGREEMENT
           --------------------------

           The Corporation has entered into an agreement effective January 1, 1999 with one of its stockholders which provides for the stockholder to irrevocably sell, and the Corporation to irrevocably repurchase, 9,990 shares on December 31, 2004 and 9,990 shares on December 31, 2005 of the Corporation's outstanding common stock. The purchase price is the net book value as defined in the agreement and as determined on those future dates. At December 31, 2003, the redemption value of the shares the Corporation has committed to repurchase from the stockholder is $1,341,162. This amount is included in temporary equity on the Statement of Financial Condition, and the corresponding decrease in redemption value of $212,361 was recorded to retained earnings.

           During 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150). The Corporation's common stock subject to repurchase is within the scope of this standard. SFAS 150 generally requires that an issuer classify such securities as a liability. Later in 2003, the FASB issued a Staff Position which defers the effective date of SFAS 150 for certain financial instruments issued by nonpublic entities. The Corporation's common stock subject to repurchase is not mandatorily redeemable for a fixed amount or an amount based on an external index; therefore, as a nonpublic entity, and in accordance with the Staff Position, the Corporation's adoption of SFAS 150 is deferred indefinitely pending further consideration of implementation issues by the FASB.